                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                 (AMENDMENT NO.    )

  Filed by the registrant                             /X/

  Filed by a party other than the registrant          / /

  Check the appropriate box:

/ / Preliminary proxy statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

/X/ Definitive proxy statement

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             TECHNOLOGY SOLUTIONS COMPANY
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
        (Name of Person Filing Proxy Statement, if other than the Registrant)

  Payment of filing fee (check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------
(2) Aggregate number of securities to which transactions apply:

    ------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

    ------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------
(5) Total fee paid:

    ------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.
(1) Amount previously paid:

    ------------------------------------------------------------------
(2) Form, schedule or registration statement no.:

    ------------------------------------------------------------------
(3) Filing party:

    ------------------------------------------------------------------
(4) Date filed:

    ------------------------------------------------------------------

[LOGO]

TECHNOLOGY SOLUTIONS COMPANY
205 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60601
(312) 228-4500


DEAR STOCKHOLDER:

You are cordially invited to the 1997 Annual Meeting of Stockholders of Technology Solutions Company, a Delaware corporation, at 10:00 a.m., Local Time, on Thursday, October 9, 1997, at the offices of Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697.

The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

We hope that you can attend the 1997 Annual Meeting, but in any event, please vote your shares by signing and returning your proxy card.

Sincerely,

/s/ William H. Waltrip

WILLIAM H. WALTRIP
CHAIRMAN



September 9, 1997

                          TECHNOLOGY SOLUTIONS COMPANY
                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 9, 1997


TO OUR STOCKHOLDERS

The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of
Technology Solutions Company (the "Company") will be held at 10:00 a.m., Local Time, on Thursday, October 9, 1997, at the offices of Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697, for the purpose of considering and acting upon the following matters:

    1. To elect two directors to the Board of Directors each to serve for a three-year term;

    2. To ratify the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending May 31, 1998; and

    3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on August 19, 1997, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, at the principal executive office of the Company, 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601, for a period of ten days prior to the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, post-paid envelope. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

By order of the Board of Directors,



Paul R. Peterson
Secretary
September 9, 1997

                          TECHNOLOGY SOLUTIONS COMPANY
                      205 NORTH MICHIGAN AVENUE, SUITE 1500
                            CHICAGO, ILLINOIS  60601

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 OCTOBER 9, 1997

                                TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----

General Information . . . . . . . . . . . . . . . . . . . . . . . . .    1
Election of Directors . . . . . . . . . . . . . . . . . . . . . . . .    2
Nominees for Director . . . . . . . . . . . . . . . . . . . . . . . .    2
Members of Board of Directors Continuing in Office. . . . . . . . . .    3
Directors' Meetings and Committees. . . . . . . . . . . . . . . . . .    5
Ratification of Appointment of Independent Accountants. . . . . . . .    7
Executive Officer Compensation. . . . . . . . . . . . . . . . . . . .    8
Other Transactions. . . . . . . . . . . . . . . . . . . . . . . . . .   12
Board Compensation Committee Report on Executive Compensation . . . .   13
Security Ownership of Directors and Management. . . . . . . . . . . .   15
Additional Information Relating to Voting Securities. . . . . . . . .   16
Performance Graph . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Stockholder Proposals . . . . . . . . . . . . . . . . . . . . . . . .   18
Section 16(a) Beneficial Ownership Reporting Compliance . . . . . . .   18
Annual Report to Stockholders . . . . . . . . . . . . . . . . . . . .   19
Other Business. . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Technology Solutions Company 1997 Financial Report. . . . . . . Appendix 1

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Technology Solutions Company (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Local Time, on Thursday, October 9, 1997, at the offices of Bank of America Illinois, 231 South LaSalle Street, Chicago, Illinois 60697. The Company's principal executive office is located at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601.

Each stockholder of record of Common Stock, $.01 par value, of the Company (the "Common Stock") at the close of business on August 19, 1997 (the "Record Date"), is entitled to vote at the Annual Meeting or any adjournment thereof and will have one vote for each share of Common Stock held on the Record Date. A majority of the shares entitled to vote will constitute a quorum. On the Record Date there were 25,490,689 shares of Common Stock outstanding.

If you are unable to attend the Annual Meeting, you may vote by proxy. The proxy holders will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors for such items as set forth in this Proxy Statement. The proxy card gives authority to the proxy holders to vote your shares in their discretion on any other matter presented at the Annual Meeting or any adjournment thereof. A proxy may indicate that all or a portion of the shares represented by that proxy are not being voted by a stockholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending and voting in person at the Annual Meeting.

The Company will bear the cost of preparing, handling, printing and mailing this Proxy Statement, the related proxy card and any additional material which may be furnished to stockholders, as well as the actual expense incurred by brokerage houses, fiduciaries and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mail and through direct communication with certain stockholders or their representatives by certain officers, directors or employees of the Company who will receive no additional compensation therefor. This Proxy Statement and the related proxy card are expected to be first sent or given to stockholders on or about September 9, 1997.

Effective August 1, 1997, the Company's Board of Directors approved a three-for-two stock split of the Company's Common Stock, effected in the form of a 50% stock dividend. All financial data included in this Proxy Statement reflect the stock split.


---------------------------------------------------------------------------

                              ELECTION OF DIRECTORS

The Board of Directors consists of six persons and is divided into three staggered classes, each of which includes two members serving three-year terms. The terms of the Class III Directors expire on the date of the Annual Meeting. Each of the nominees for Class III Director, if elected, will serve three years until the 2000 Annual Meeting of Stockholders and until a successor has been elected and qualified. The current Class I and II Directors will continue in office until the 1998 and 1999 Annual Meetings of Stockholders, respectively.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two Class III nominees recommended by the Board of Directors. Directors are elected by a plurality of the votes cast. Stockholders may not cumulate their votes. The two nominees receiving the highest number of votes will be elected. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees recommended by the Board of Directors.

                              NOMINEES FOR DIRECTOR

    CLASS III -- NOMINEES TO SERVE UNTIL 2000 ANNUAL MEETING OF STOCKHOLDERS:

JOHN R. PURCELL, age 65, has been a Director of the Company since July 1988. He has served as Chairman and Chief Executive Officer of Grenadier Associates, Ltd., a venture banking, merger and acquisition consulting firm, since 1989. Since February 1991, he has served as Chairman of Donnelley Marketing, Inc., a direct marketing company. From 1987 until 1990, he served as Chairman of Mindscape, Inc., an educational entertainment computer software company. From 1987 to 1989, Mr. Purcell served as Chairman of Fairfield Publishing Company, a magazine publisher. From 1982 until 1986, he served as Chairman and President of SFN Companies, Inc., a communications company. He previously served as Executive Vice President of CBS, Inc. and Senior Vice President, Finance of Gannett Co., Inc. He is also currently a Director of Bausch & Lomb, Inc., Omnicom Group Inc., Repap Enterprises, Inc., and Journal Register Company.

WILLIAM H. WALTRIP, age 59, has been a Director of the Company since December 1992 and Chairman of the Board since June 1993. Mr. Waltrip also served as Chief Executive Officer from June 1993 to June 1995. Since January 1996, Mr. Waltrip has served as the Chairman of the Board of Directors and, during 1996, served as Chief Executive Officer of Bausch & Lomb, Inc. From 1991 to 1993, he was Vice Chairman of Unifax, Inc., a broad-line food service distributor. From 1985 to 1988, Mr. Waltrip was President, Chief Operating Officer and a Director of IU International, a diversified services company with major interests in transportation, environmental services and distribution. From 1982 to 1985 he was President, Chief Executive Officer and a Director of Purolator Courier Corporation and from 1972 to 1982 he was President, Chief Operating Officer and Director of Pan American World Airways, Inc. He is also currently serving as a Director of Bausch & Lomb, Inc., the Teachers Insurance and Annuity Association and Thomas & Betts Corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S
STOCKHOLDERS VOTE FOR ELECTION OF THE NOMINEES LISTED ABOVE.


---------------------------------------------------------------------------

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

          CLASS I -- SERVING UNTIL 1998 ANNUAL MEETING OF STOCKHOLDERS:

JOHN T. KOHLER, age 50, is currently the President and Chief Executive Officer of the Company and has been a Director of the Company since June 1994. He joined the Company as Senior Vice President in June 1992, was promoted to Executive Vice President and named to the Office of the Chairman in September 1993, became President and Chief Operating Officer in January 1994 and became Chief Executive Officer in June 1995. From 1986 to 1992, he was Senior Vice President and Chief Information Officer of Kimberly-Clark Corp. From 1983 to 1986, he was a partner and regional practice director for the Midwest Region consulting practice of Arthur Young. He is also currently serving as a Director of Follett Corporation and Infosis Corp.

MICHAEL J. MCLAUGHLIN, age 47, joined TSC in May 1996 when TSC acquired the operations of McLaughlin & Associates. Effective with the acquisition, he assumed the role of Executive Vice President and was appointed to fill a vacancy on the Company's Board of Directors. From 1992 to 1996, he was President of McLaughlin & Associates. From 1972 to 1992, he worked for Booz, Allen & Hamilton Inc., completing his tenure there as Global Practice Leader for the computer and telecommunications practice.








---------------------------------------------------------------------------

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE


         CLASS II -- SERVING UNTIL 1999 ANNUAL MEETING OF STOCKHOLDERS:

MICHAEL J. MURRAY, age 53, has been a Director of the Company since July 1988. Since March 1997, Mr. Murray has been President of Global Wholesale Bank, Bank of America. From 1995 to 1997, he served as Vice Chairman of Bank of America Corporation, responsible for the U.S. and International Groups. From 1994 to 1995 he served as Group Executive Vice President for the U.S. Corporate Group of Bank of America NT & SA. From 1969 until its merger with Bank of America in 1994, he was employed by Continental Bank Corporation, most recently as Vice Chairman.

STEPHEN B. ORESMAN, age 65, has been a Director of the Company since July 1988. Since 1990, he has served as President of Saltash, Ltd., a management consulting firm. He previously served as Senior Vice President of Booz, Allen & Hamilton, Inc. and Chairman of Booz, Allen & Hamilton International, both management consulting firms. He is also currently serving as a Director of Cleveland-Cliffs Inc. and TriNet Corporate Realty Trust, Inc.





---------------------------------------------------------------------------

                       DIRECTORS' MEETINGS AND COMMITTEES

The Board of Directors held six regular meetings and two special meetings during the fiscal year ended May 31, 1997 ("Fiscal 1997"). Each director attended all of the meetings of the Board and committees thereof on which he served.

The Board of Directors has an Audit Committee presently composed of Messrs. Murray and Oresman. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants and recommends the appointment of independent accountants to the Board of Directors. See "Ratification of Appointment of Independent Accountants." The Audit Committee met three times during Fiscal 1997.

The Board of Directors has a Compensation Committee presently composed of Messrs. Purcell and Murray. The Compensation Committee approves all executive compensation and stock option grants. The Compensation Committee met four times during Fiscal 1997.

Those directors who are not employees of the Company ("Outside Directors") receive an annual fee of $25,000 plus reimbursement of expenses incurred in attending meetings.

In addition, each Outside Director presently holds stock options issued under the Technology Solutions Company 1993 Outside Directors Plan, as amended,
(the "1993 Plan"). The 1996 Plan replaces the 1993 Plan. No future awards will be made under the 1993 Plan. Previous awards made under the 1993 Plan are not affected. Shares subject to awards made under the 1993 Plan will be available under the 1996 Plan, under certain circumstances, to the extent that such shares are not issued or delivered in connection with such awards. Under the 1996 Plan, any new Outside Director will receive an option to purchase 18,000 shares of Common Stock with a per share exercise price equal to the closing price of a share of Common Stock as reported on The Nasdaq
Stock Market -SM- on the day such stock option is granted. In addition to the stock options already granted and options to be granted under the 1996 Plan to each new Outside Director, an option to purchase 18,000 shares of Common Stock will be granted to each Outside Director at the time that a previously issued stock option granted under the 1993 Plan or the 1996 Plan to such person becomes exercisable in full (assuming the person is an Outside Director at that time and assuming there are sufficient options to purchase shares of Common Stock available for issuance under the 1996 Plan). Each stock option granted under the 1996 Plan becomes exercisable in thirty-six monthly installments of 500 shares each, commencing on the last day of the calendar month immediately following the grant of such option.



---------------------------------------------------------------------------

The Company has entered into an employment agreement with Mr. William H. Waltrip to serve as its Chairman of the Board Of Directors. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Waltrip is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following such termination. If, following a change in control of the Company (i) Mr. Waltrip's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following such termination. Each of Mr. Waltrip's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Waltrip's employment with the Company is terminated because of his death or disability, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following such termination. Mr. Waltrip's current annual salary is $100,000.

The Board of Directors does not have a nominating committee. Selection of nominees for the Board is made by the entire Board of Directors. The names of potential nominees for the Company's Board should be directed to the Company's Secretary, Paul R. Peterson, at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601.



---------------------------------------------------------------------------

                           RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending May 31, 1998. If a majority of the stockholders in attendance at the Annual Meeting, in person or by proxy, fail to ratify the appointment, the appointment of other independent accountants will be considered by the Board of Directors. Abstentions will have the same effect as votes against the proposal. Shares not voted by a broker acting as nominee because such broker lacks discretionary authority to vote such shares will be considered as not being in attendance for the vote on this proposal. Price Waterhouse LLP has audited the Company's financial statements since the fiscal year ended May 31, 1991. Representatives of Price Waterhouse LLP are expected to be at the Annual Meeting and will be available to respond to appropriate questions. Price Waterhouse LLP will also have the opportunity to make a statement at the Annual Meeting if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S
STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 1998.



---------------------------------------------------------------------------

                         EXECUTIVE OFFICER COMPENSATION

The following table (the "Compensation Table") sets forth summary information concerning the compensation of each person who served as Chief Executive Officer of the Company during Fiscal 1997 and the Company's four other most highly compensated executive officers during Fiscal 1997 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE



                                                             ------------------------------------------------------
                                                                                                      LONG-TERM
                                                                             ANNUAL                 COMPENSATION
                                                                          COMPENSATION                  AWARDS
-------------------------------------------------------------------------------------------------------------------
                                                                                                      SECURITIES
                                                 FISCAL                                               UNDERLYING
       NAME AND PRINCIPAL POSITION               YEAR              SALARY ($)          BONUS($)      OPTIONS (#)
-------------------------------------------------------------------------------------------------------------------
 John T. Kohler                                   1997             525,000             460,000         112,500
 President and Chief Executive Officer(1)         1996             484,000             460,000          67,750
                                                  1995             425,000             425,000         168,750
-------------------------------------------------------------------------------------------------------------------
 James S. Carluccio                               1997             450,000             230,000          45,000
 Executive Vice President                         1996             430,000             320,000          22,500
                                                  1995             400,000             390,000            --
-------------------------------------------------------------------------------------------------------------------
 Jack N. Hayden                                   1997             400,000             400,000         135,000
 Executive Vice President                         1996             360,000             402,500(2)       67,500
                                                  1995             300,000             308,000(2)      191,250
-------------------------------------------------------------------------------------------------------------------
 Kelly D. Conway                                  1997             400,000             225,000         132,750
 Executive Vice President                         1996             340,000             385,000(3)      213,750
                                                  1995             260,000             279,000(3)      103,500
-------------------------------------------------------------------------------------------------------------------
 Michael J. McLaughlin(4)                         1997             400,000                --              --
 Executive Vice President                         1996                --               150,000(4)      101,250(4)
                                                  1995                --                  --              --
-------------------------------------------------------------------------------------------------------------------



  ------------------------
  (1)     Mr. Kohler was named Chief Executive Officer on June 29, 1995.

  (2) $52,500 of the Fiscal 1996 bonus and $70,000 of the Fiscal 1995 bonus represent the accrual charge to earnings under the employee retention program announced by the Company in February 1994. Under this program, substantially all employees of the Company, excluding Messrs. Kohler and Carluccio were awarded a special compensation of 50 percent of their February 1994 base salary if they remained with the Company for at least two years. This special compensation vested 50 percent on March 1, 1995, and 50 percent on March 1, 1996. Under the terms of this program, Mr. Hayden received a total of $140,000.

  (3) $55,000 of the Fiscal 1996 bonus and $55,000 of the Fiscal 1995 bonus represent the accrual charge to earnings under the employee retention program described in Note 2 above. Under the terms of this program, Mr. Conway received a total of $110,000.

  (4) Mr. McLaughlin joined TSC on May 31, 1996 and received a $150,000 hiring bonus and 101,250 stock options.




------------------------------------------------------------------------

OPTION GRANTS

The following table sets forth information with respect to individual grants of options that were made during Fiscal 1997 to each of the Named Executive Officers and the potential realizable value of these options assuming five percent and ten percent rates(1) of compound appreciation in the market value of the Common Stock over the term of the option grants. The table also relates those values to the gains that would be realized by all holders of Common Stock if those rates of appreciation were achieved. No stock appreciation rights were granted in Fiscal 1997.

                      OPTION GRANTS IN LAST FISCAL YEAR



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                         INDIVIDUAL GRANTS(2)                    PRICE APPRECIATION FOR OPTION TERM
-----------------------------------------------------------------------------------------------------------------------------------
                                      NUMBER OF         PERCENT OF
                                      SECURITIES          TOTAL
                                      UNDERLYING         OPTIONS      EXERCISE
                                       OPTIONS          GRANTED TO     PRICE       EXPIRATION
               NAME                  GRANTED (#)        EMPLOYEES      ($/SH)         DATE          5% ($)(1)        10% ($)(1)
                                                        IN FISCAL
                                                          YEAR
-----------------------------------------------------------------------------------------------------------------------------------
 John T. Kohler                       112,500(3)           6%          14.2778       06/19/06       1,010,164        2,559,953
-----------------------------------------------------------------------------------------------------------------------------------
 James S. Carluccio                    45,000(3)           2%          14.2778       06/19/06         404,065        1,023,981
-----------------------------------------------------------------------------------------------------------------------------------
 Jack N. Hayden                       135,000(3)           7%          14.2778       06/19/06       1,212,196        3,071,943
-----------------------------------------------------------------------------------------------------------------------------------
 Kelly D. Conway                      132,750(3)           7%          14.2778       06/19/06       1,191,993        3,020,744
-----------------------------------------------------------------------------------------------------------------------------------
 Michael J. McLaughlin                    --               --             --            --              --               --
-----------------------------------------------------------------------------------------------------------------------------------
 Potential gain by all
   common stock-
   holders(4)                             --               --             --            --       $375,931,771     $952,684,919
-----------------------------------------------------------------------------------------------------------------------------------


  (1) Amounts reflect assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Company's Common Stock and overall stock market conditions. No assurance can be given that the amounts reflected in these columns will be achieved.

  (2) Upon a sale of substantially all of the business and assets of the Company, the Board may accelerate the exercisability of these options.

  (3) Subject to option provisions regarding termination of employment, one third of these options became exercisable on June 19, 1997, and 1/36 of these options become exercisable on the last day of each calendar month for 24 months thereafter.

  (4) The future hypothetical value of one share of Common Stock based on a fair market value of $24.17 on May 31, 1997, and assumed rates of appreciation of five percent and ten percent through June 19, 2006, would be $39.37 and $62.69, respectively. The potential realizable value for all holders of Common Stock is based on 24,731,730 shares of Common Stock outstanding as of May 31, 1997.





-------------------------------------------------------------------------------

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR END OPTION VALUES


---------------------------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF SECURITIES           VALUE OF UNEXERCISED IN-THE-MONEY
                               SHARES                         UNDERLYING UNEXERCISABLE             OPTIONS AT MAY 31, 1997 ($)
                             ACQUIRED ON       VALUE         OPTIONS AT MAY 31, 1997 (#)        ---------------------------------
            NAME             EXERCISE (#)    REALIZED ($)   ----------------------------        EXERCISABLE           UNEXERCISED
                                                           EXERCISABLE      UNEXERCISABLE       -----------           -----------
                                                           -----------      -------------
---------------------------------------------------------------------------------------------------------------------------------
 John T. Kohler                205,500      2,825,147        231,374             305,626        4,721,653            5,275,691
---------------------------------------------------------------------------------------------------------------------------------
 James S. Carluccio            180,000      2,994,997        351,874              53,126        7,258,498              611,494
---------------------------------------------------------------------------------------------------------------------------------
 Jack N. Hayden                 37,500        798,543         16,874             350,626          337,949            5,988,815
---------------------------------------------------------------------------------------------------------------------------------
 Kelly D. Conway               101,248      1,383,957         46,250             302,502          899,389            4,631,350
---------------------------------------------------------------------------------------------------------------------------------
 Michael J. McLaughlin            ----           ----         33,750              67,500          287,813              575,626
---------------------------------------------------------------------------------------------------------------------------------



EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with Mr. John T. Kohler to serve as its President and Chief Executive Officer. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Kohler is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination, or until he is re-employed. If, following a change in control of the Company (i) Mr. Kohler's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination. Each of Mr. Kohler's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Kohler's employment with the Company is terminated because of his death or disability, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following such termination. Mr. Kohler's current annual salary is $550,000.

The Company has entered into an employment agreement with Mr. James S. Carluccio to serve as an Executive Vice President. The agreement does not have a fixed expiration date and may be terminated by the Company upon six month's written notice (90 days' if Mr. Carluccio fails to perform satisfactorily his assigned duties), and it may be terminated by Mr. Carluccio upon 90 days' written notice. In addition, Mr. Carluccio is entitled to terminate the agreement at any time during the three-month period following a change in control of the Company or at any time during the 30-day period commencing six months following the naming of a new Chief Executive Officer of the Company. His current annual salary is $450,000. If the agreement is terminated by virtue of Mr. Carluccio's death or disability, he will be entitled to receive a lump-sum payment equal to his then current annual salary plus a pro-rated bonus for the fiscal year to the date of termination.


-------------------------------------------------------------------------------

The Company has entered into an employment agreement with Mr. Jack N. Hayden to serve as an Executive Vice President. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Hayden is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination, or until he is re-employed. If, following a change in control of the Company (i) Mr. Hayden's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination. Each of Mr. Hayden's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Hayden's employment with the Company is terminated because of his death or disability, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following such termination. Mr. Hayden's current annual salary is $460,000.

The Company has entered into an employment agreement with Mr. Kelly D. Conway to serve as an Executive Vice President. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. Conway is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination, or until he is re-employed. If, following a change in control of the Company (i) Mr. Conway's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination. Each of Mr. Conway's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. Conway's employment with the Company is terminated because of his death or disability, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following such termination. Mr. Conway's current annual salary is $440,000.

The Company has entered into an employment agreement with Mr. Michael J. McLaughlin to serve as an Executive Vice President. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days' written notice. If Mr. McLaughlin is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination, or until he is re-employed. If, following a change in control of the Company (i) Mr. McLaughlin's title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to relocate for a period in excess of six months to any location outside of the metropolitan area where he resides, he will be entitled to receive his salary, bonus and health insurance benefits for a two-year period following such termination. Each of Mr. McLaughlin's options to purchase Common Stock that is not then fully exercisable will become exercisable in full upon a change in control of the Company. If Mr. McLaughlin's employment with the Company is terminated because of his death or disability, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following such termination. Mr. McLaughlin's current annual salary is $400,000.



-------------------------------------------------------------------------------

                                  OTHER TRANSACTIONS

On January 16, 1995, the Company made a loan of $300,000 to Mr. Kohler, which was due and payable on January 16, 1997, and bore interest at the rate of 8.5 percent per annum. On July 11, 1995, Mr. Kohler paid $155,764 towards principal and accrued interest on such loan. On July 29, 1996, Mr. Kohler made a payment of $170,713, which paid in full the outstanding principal and accrued interest.

















-------------------------------------------------------------------------------

                         BOARD COMPENSATION COMMITTEE REPORT
                              ON EXECUTIVE COMPENSATION

TSC'S COMPENSATION PHILOSOPHY

The Company recognizes that the success of a computer system design and implementation consulting business is based on the performance of its employees, and that its employees are the Company's primary asset. With that understanding, the Compensation Committee of the Board of Directors (the "Compensation Committee") applies the following operating principles in its duties as administrator of the Company's Executive Compensation program:

     1. Be competitive in all aspects of the compensation program and consistently demonstrate a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

     2. Award stock options to executives in order to align management's and stockholders' interests.

     3. Provide variable compensation opportunities based on the financial performance of the Company -- when objectives are met or exceeded, the incentive awards can be attractive; when objectives are not met, those rewards generally are not distributed.

     4. Adhere to a compensation strategy that effectively balances short- and long-term goals of the Company.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Compensation Committee of the Board, presently comprised of two outside board members, makes executive compensation decisions. In making these decisions, the Compensation Committee considers recommendations made by the Company's senior management team. Key components of the Company's executive compensation program include:

     1. Base salary -- designed to compensate executives competitively within the industry.

     2. Cash bonus/stock option awards -- designed to help provide a direct link between executive compensation and the individual's role in helping the Company attain annual performance measures.

The Compensation Committee believes this executive compensation program effectively serves the interests of both the Company and its stockholders. The Compensation Committee also believes the program allows the Company to attract and retain outstanding executives, and motivate these executives to perform at the highest levels.





-------------------------------------------------------------------------------

CEO COMPENSATION

Mr. John T. Kohler was named Chief Executive Officer on June 29, 1995. Mr. Kohler's compensation is substantially related to the Company's performance because his employment agreement provides for an annual bonus based, in part, on the Company's achievement of certain revenue and profitability levels. In Fiscal 1997, Mr. Kohler received a salary of $525,000 and also received 112,500 options. Mr. Kohler's salary and option award during fiscal 1997 reflect the strategic importance of Mr. Kohler to the Company, his current contribution to the Company and his anticipated future contributions toward achievement of the Company's growth objectives.

The foregoing report has been furnished by the Compensation Committee.

     The Compensation Committee of the Board of Directors

          John R. Purcell

          Michael J. Murray






-------------------------------------------------------------------------------

                    SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information as of July 31, 1997 concerning the beneficial ownership of Common Stock for each Director, Named Executive Officer and all Directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and investment powers with respect to the shares held in their names, subject to community property laws if applicable. The table does not include options which are not exercisable within 60 days.


                                             NUMBER             % OF TOTAL
                                               OF               OUTSTANDING
DIRECTOR NAME                                SHARES               SHARES
-------------                                ------               ------
John T. Kohler                             306,868(1)              1.1
Michael J. McLaughlin                       45,002(2)                *
Michael J. Murray                          222,642(3)                *
Stephen B. Oresman                          53,476(4)                *
John R. Purcell                            594,001(5)              2.1
William H. Waltrip                         156,373(6)                *


NAMED
EXECUTIVE OFFICERS
------------------
John T. Kohler                             306,868(1)              1.1
James S. Carluccio                         371,759(7)              1.3
Jack N. Hayden                             111,398(8)                *
Kelly D. Conway                             82,213(9)                *
Michael J. McLaughlin                       45,002(2)                *
All Directors and Executive
  Officers as a group (11 persons)      2,014,978(10)              7.0

-------------------------
*  less than one percent

(1) Includes 259,498 shares which Mr. Kohler has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(2) Includes 45,002 shares which Mr. McLaughlin has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(3) Includes 42,751 shares which Mr. Murray has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(4) Includes 15,751 shares which Mr. Oresman has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(5) Includes 42,751 shares which Mr. Purcell has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(6) Includes 156,373 shares which Mr. Waltrip has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(7) Includes 313,124 shares which Mr. Carluccio has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(8) Includes 106,873 shares which Mr. Hayden has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(9) Includes 74,500 shares which Mr. Conway has the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

(10) Includes 1,118,169 shares which executive officers and directors have the right to acquire under options which are currently exercisable or which will be exercisable within 60 days.

-------------------------------------------------------------------------------

                 ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

The following table sets forth the holders of Common Stock known to the Company, through their forms 13-D and/or 13-G filings, to own beneficially more than five percent of its Common Stock as of July 31, 1997.

          NAME AND                                NUMBER
         ADDRESS OF                              OF SHARES          PERCENT
      BENEFICIAL OWNER                             OWNED            OF CLASS(1)
------------------------------                 ---------------     ------------
   Putnam Investments, Inc.
   One Post Office Square
   Boston, MA 02109                             2,766,840(2)          10.9%

   Denver Investment Advisors LLC
   1225 17th Street
   Denver, CO  80202                            1,938,298(3)           7.6%

   Massachusetts Financial Services
   500 Boyleston Street
   Boston, MA  02116-3741                       1,541,325(4)           6.1%

   Pilgrim Baxter & Associates, LTD
   1255 Drummers Lane
   Suite 300
   Wayne, PA 19087-1590                         1,388,400(5)           5.5%











-----------------------
(1) Calculated on the basis of the actual number of outstanding shares as of July 31, 1997 in the amount of 25,432,930.

(2) Based on 13-D and 13-G filings, 550,665 shares have shared voting power and 2,766,840 shares have shared dispositive power.

(3) Based on 13-D and 13-G filings, 1,284,675 shares have sole voting power and 1,938,298 shares have sole dispositive power.

(4) Based on 13-D and 13-G filings, 1,387,050 shares have sole voting power and 1,541,325 shares have sole dispositive power.

(5) Based on 13-D and 13-G filings, 1,388,400 shares have shared voting power and 1,388,400 shares have sole dispositive power.


-------------------------------------------------------------------------------

                                  PERFORMANCE GRAPH

The following graph compares the Company's cumulative total stockholder return with the S&P Computer Software and Services index (the "S&P Index") and with The Nasdaq Stock Market-SM- U.S. Index (the "Nasdaq Index"). The comparison is based on the assumption that $100.00 was invested on May 31, 1992 in each of the Company's Common Stock, the S&P Index and the Nasdaq Index.

Note: The stock price performance shown below is not necessarily indicative of future price performance.


                                5 YEAR CUMULATIVE TOTAL RETURN SUMMARY

                         MAY 31,   MAY 31,  MAY 31,  MAY 31,  MAY 31,  MAY 31,
                           1992     1993     1994     1995     1996      1997
                         -------   -------  -------  -------  -------  -------

TECHNOLOGY SOLU ($)      $100.00   $ 45.16  $ 25.27  $ 40.32  $152.15  $233.87

S & P Computer
 Software/Services ($)   $100.00   $134.10  $160.85  $226.19  $316.29  $528.96

NASDAQ US ($)            $100.00   $120.30  $126.59  $150.68  $218.99  $246.74

-----------------
(1)  Total return assumes reinvestment of dividends.


-------------------------------------------------------------------------------

                                STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than May 12, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such reports and written representations from certain Reporting Persons, the Company has determined the following:

Messrs. Carluccio, Conway, Hayden, Kohler, McLaughlin, Waltrip, Martin T. Johnson and Paul R. Peterson, each filed one late report of changes in ownership, which, in each case, related to one transaction. Mr. McLaughlin's initial report of ownership was also filed late.











-------------------------------------------------------------------------------

                            ANNUAL REPORT TO STOCKHOLDERS

A COPY OF THE 1997 ANNUAL REPORT OF THE COMPANY (WHICH INCLUDES CONDENSED FINANCIAL DATA AND A LETTER TO STOCKHOLDERS) ACCOMPANIES THIS PROXY STATEMENT. APPENDIX 1 TO THIS PROXY STATEMENT, TITLED "1997 FINANCIAL REPORT" CONTAINS ALL OF THE FINANCIAL INFORMATION (INCLUDING THE COMPANY'S AUDITED FINANCIAL STATEMENTS), AND CERTAIN GENERAL INFORMATION, PREVIOUSLY PUBLISHED IN THE COMPANY'S ANNUAL REPORT AND REPORT ON FORM 10-K. APPENDIX 1 IS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER SUBMITTING A REQUEST THEREFOR TO:

MARTIN T. JOHNSON
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
TECHNOLOGY SOLUTIONS COMPANY
205 N. MICHIGAN AVENUE, SUITE 1500
CHICAGO, IL  60601
TELEPHONE:  (312) 228-4500

                                    OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.









-------------------------------------------------------------------------------

                                      APPENDIX 1






                             TECHNOLOGY SOLUTIONS COMPANY

                                1997 FINANCIAL REPORT

                                       CONTENTS

-------------------------------------------------------------------------------
Business of TSC                                                             1


Financial Statements and Notes                                              3


Report of Independent Accountants                                          23


Management's Discussion and Analysis of
  Financial Condition and Results of Operations                            24


Assumptions Underlying Certain Forward-Looking Statements
  and Factors That May Affect Future Results                               29


Five-Year Financial Summary                                                35


Selected Information on TSC Stock                                          36


Other Information                                                          38

BUSINESS OF TSC

Technology Solutions Company ("TSC" or the "Company") provides information technology (IT) and strategic business and management consulting services to major corporations and financial institutions. These services help manufacturing, technology, health care, telecommunications, financial services, and other service industry clients transform their businesses, their internal business processes and their relationships with customers, suppliers, distributors and employees. The IT services provided by TSC help these clients achieve clearly defined business benefits. As used herein the terms "TSC" or the "Company," unless the context otherwise clearly requires, refer to Technology Solutions Company and its subsidiaries.

TSC services span a wide range of IT services and strategic business and management consulting services. TSC's IT services address a broad spectrum of IT consulting from IT strategy through systems integration, including the identification of areas of a client's business that can benefit from computer technology, feasibility studies, business case justification, business process redesign and reengineering, benchmarking and best practices, project management, architecture, logical and physical systems design, hardware and software selection, programming, implementation, change management, education, training, and benefits realization. The Company's strategic business and management consulting services offered include business strategic planning, market research and analysis, new venture growth services, product and distribution channel planning and organizational restructuring services.

In June 1997, TSC acquired the common stock of The Bentley Company, Inc. (which has been renamed The Bentley Group), a Boston-area based firm specializing in business and operations consulting in the area of customer service and field service and support. Additionally, The Bentley Group has a business focus in software package implementation for help desks and service and sales force automation. The Bentley Group offers a wide range of consulting services for the internal and external support organizations of Fortune 500 companies. These services include sales and service business planning; help desk and customer service assessment, design and implementation; and package implementation services.

During fiscal 1997, TSC established OrTech Solutions Company ("OrTech"). OrTech is a commissioned sales representation firm that represents Oracle Corporation ("Oracle") in the sales of the Oracle Applications suite of products to middle market firms. Oracle, under this program, has granted OrTech exclusive territories which include the states of Texas, Oklahoma, Louisiana, Arkansas, Wisconsin, Illinois and Indiana. All obligations related to the Oracle Applications suite of products is retained by Oracle.

TSC's business is focused on several broad areas of the IT marketplace. These areas include the area of customer relationship solutions, telecommunications, risk management, packaged software implementation (in particular, the ERP packages), and networked computing, to name a few.

Since its inception in May 1988, TSC has performed project work for approximately 440 corporations, including Aetna, Avantel, The Chicago Board Options Exchange, Cigna, Cisco Systems, ConAgra, Georgia-Pacific, The Equitable, First Union Corporation, Goldman, Sachs &



-------------------------------------------------------------------------------

Co., Pfizer Pharmaceuticals, The Prudential, Pepsi, Square D Corporation, Swiss Bank Corporation and Whirlpool Corporation.

TSC is a corporation formed under the laws of the state of Delaware. Its principal executive offices are located in Chicago, Illinois. In addition to its Chicago office, the Company maintains domestic offices in Schaumburg, Illinois; Atlanta, Georgia; New Canaan, Connecticut; Dallas, Texas; New York, New York; Philadelphia, Pennsylvania; and San Francisco and Santa Cruz, California. International offices are located in Mexico City, Mexico; Bogota, Colombia; London, England; Cologne, Germany; Paris, France; and Toronto, Canada.













-------------------------------------------------------------------------------

                            TECHNOLOGY SOLUTIONS COMPANY

                             CONSOLIDATED BALANCE SHEETS
                   (In thousands, except share and per share data)
                                        ASSETS



                                                                                        May 31,      May 31,
                                                                                         1997         1996
                                                                                       --------     --------
CURRENT ASSETS:
  Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 27,951     $12,990
  Marketable securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15,988      11,580
  Receivables, less allowance for doubtful receivables of $3,346 and $1,870. . .         43,907      23,537
  Refundable income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,398       5,117
  Deferred income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7,234       1,194
  Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11,196       6,166
                                                                                       --------     -------
     Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .        107,674      60,584

COMPUTERS, FURNITURE AND EQUIPMENT, NET. . . . . . . . . . . . . . . . . . . . .          6,416       4,443

LONG-TERM INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8,118      17,140

COST IN EXCESS OF NET ASSETS OF ACQUIRED
  BUSINESSES AND OTHER INTANGIBLES . . . . . . . . . . . . . . . . . . . . . . .          3,521       3,079

LONG-TERM RECEIVABLES AND OTHER. . . . . . . . . . . . . . . . . . . . . . . . .          8,137       4,191
                                                                                       --------     -------

     Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $133,866     $89,437
                                                                                       --------     -------
                                                                                       --------     -------


                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  1,604     $ 1,344
  Accrued compensation and related costs . . . . . . . . . . . . . . . . . . . .         17,001      11,621
  Capitalized lease obligations. . . . . . . . . . . . . . . . . . . . . . . . .            240       2,616
  Deferred compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6,842       2,660
  Other current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . .          2,392       1,167
                                                                                       --------     -------
     Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . .         28,079      19,408
                                                                                       --------     -------

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value; shares authorized --
     10,000,000;  none issued. . . . . . . . . . . . . . . . . . . . . . . . . .           --          --
  Common stock, $.01 par value; shares authorized --
     50,000,000; shares issued -- 26,855,390 . . . . . . . . . . . . . . . . . .            269         269
  Capital in excess of par value . . . . . . . . . . . . . . . . . . . . . . . .         61,958      50,254
  Retained earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         51,627      35,983
  Unrealized holding loss. . . . . . . . . . . . . . . . . . . . . . . . . . . .           (319)       (642)
  Cumulative translation adjustment. . . . . . . . . . . . . . . . . . . . . . .           (318)       --
                                                                                       --------     -------
                                                                                        113,217      85,864
  Less:  Treasury Stock, at cost (2,123,660 and 4,521,067 shares). . . . . . . .         (7,430)    (15,835)
                                                                                       --------     -------
     Total stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . .        105,787      70,029
                                                                                       --------     -------
     Total liabilities and stockholders' equity. . . . . . . . . . . . . . . . .       $133,866     $89,437
                                                                                       --------     -------
                                                                                       --------     -------


The accompanying Notes to Consolidated Financial Statements are an integral part of this financial information.


-------------------------------------------------------------------------------

                            TECHNOLOGY SOLUTIONS COMPANY

                          CONSOLIDATED STATEMENTS OF INCOME
                        (In thousands, except per share data)



                                                         For the years ended May 31,
                                                        -----------------------------

                                                        1997         1996        1995
                                                        ----         ----        ----
REVENUES:
  Professional fees. . . . . . . . . . . . . . . .    $164,238      $97,004     $65,704
  Software and hardware products . . . . . . . . .         850          595         113
                                                      --------      -------     -------
                                                       165,088       97,599      65,817
                                                      --------      -------     -------
COSTS AND  EXPENSES:
  Project personnel. . . . . . . . . . . . . . . .      76,508       46,744      29,204
  Other project expenses . . . . . . . . . . . . .      23,374       13,010       8,991
  Cost of products sold. . . . . . . . . . . . . .          54          476         110
  Management and administrative support. . . . . .      32,074       22,605      18,501
  Goodwill amortization. . . . . . . . . . . . . .         811         --          --
  Shareholder litigation settlement. . . . . . . .        --          2,345        --
  Company founders litigation settlement . . . . .        --            944        --
  Former company executive settlements . . . . . .        --           --         1,590
  Incentive compensation . . . . . . . . . . . . .       9,394        6,611       4,651
                                                      --------      -------     -------
                                                       142,215       92,735      63,047
                                                      --------      -------     -------

OPERATING INCOME . . . . . . . . . . . . . . . . .      22,873        4,864       2,770
                                                      --------      -------     -------
OTHER INCOME (EXPENSE):
  Net investment income. . . . . . . . . . . . . .       2,295        2,073       1,958
  Interest expense . . . . . . . . . . . . . . . .        (191)        (169)        (28)
                                                      --------      -------     -------
                                                         2,104        1,904       1,930
                                                      --------      -------     -------

INCOME BEFORE INCOME TAXES . . . . . . . . . . . .      24,977        6,768       4,700

INCOME TAX PROVISION . . . . . . . . . . . . . . .       9,910        2,194       1,333
                                                      --------      -------     -------

NET INCOME . . . . . . . . . . . . . . . . . . . .    $ 15,067      $ 4,574     $ 3,367
                                                      --------      -------     -------
                                                      --------      -------     -------

EARNINGS PER COMMON SHARE. . . . . . . . . . . . .    $   0.57      $  0.20     $  0.16
                                                      --------      -------     -------
                                                      --------      -------     -------

WEIGHTED AVERAGE NUMBER OF COMMON
  AND COMMON EQUIVALENT SHARES
  OUTSTANDING. . . . . . . . . . . . . . . . . . .      26,579       24,213      24,169
                                                      --------      -------     -------
                                                      --------      -------     -------



     The accompanying Notes to Consolidated Financial Statements are an integral part of this financial information.


-------------------------------------------------------------------------------

                             TECHNOLOGY SOLUTIONS COMPANY

              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                   For the years ended May 31, 1997, 1996 and 1995
                          (In thousands, except share data)


                                                       Common Stock      Capital in               Unrealized
                                                   --------------------  Excess of     Retained     Holding
                                                     Shares     Amount    Par Value    Earnings     Losses
                                                   ----------  --------  ----------    --------   ----------
Balance as of May 31, 1994 . . . . . . . . . . .   17,903,593    $179      $44,035     $28,063      $(238)
Effect of August 1, 1997 three-for-two stock
  split on May 31, 1994 balances . . . . . . . .    8,951,797      90          (90)        --         --
Issuance of 61,614 treasury shares
  from exercise of stock options . . . . . . . .       --          --           26         (21)       --
Change in net unrealized holding
  loss on available-for-sale securities. . . . .       --          --          --          --        (615)
Net income . . . . . . . . . . . . . . . . . . .       --          --          --        3,367        --
Purchase of 2,025,000 treasury shares. . . . . .       --          --          --          --         --
                                                   ----------    -----    ----------  ----------   ---------
Balance as of May 31, 1995 . . . . . . . . . . .   26,855,390     269       43,971      31,409       (853)
Issuance of 2,397,914 treasury shares
  from exercise of stock options . . . . . . . .       --          --        6,085         --         --
Issuance of 58,569 treasury shares
  from employee stock purchase plan. . . . . . .       --          --          198         --         --
Change in net unrealized holding
  loss on available-for-sale securities. . . . .       --          --          --          --         211
Net income . . . . . . . . . . . . . . . . . . .       --          --          --        4,574        --
Acquisition of 100,583 treasury shares . . . . .       --          --          --          --         --
                                                   ----------    -----    ----------  ----------   ---------
Balance as of May 31, 1996 . . . . . . . . . . .   26,855,390     269       50,254      35,983       (642)

Issuance of 1,710,498 treasury shares
  from exercise of stock options . . . . . . . .       --          --       12,140         --         --
Issuance of 119,443 treasury shares
  from employee stock purchase plan. . . . . . .       --          --        1,396         --         --
Change in net unrealized holding
  loss on available-for-sale securities. . . . .       --          --          --          --         323
Net income . . . . . . . . . . . . . . . . . . .       --          --          --       15,067        --
Cumulative translation adjustment. . . . . . . .       --          --          --          --         --
Issuance of 567,466 treasury shares
  for business combinations. . . . . . . . . . .       --          --       (1,832)        577        --
                                                   ----------    -----    ----------  ----------   ---------
Balance as of May 31, 1997 . . . . . . . . . . .   26,855,390    $269      $61,958     $51,627      $(319)
                                                   ----------    -----    ----------  ----------   ---------
                                                   ----------    -----    ----------  ----------   ---------



                                                      Cumulative
                                                      Translation      Treasury
                                                      Adjustment        Stock        Total
                                                      ----------       --------    --------
Balance as of May 31, 1994 . . . . . . . . . . .       $  --          $(17,939)    $ 54,100
Effect of August 1, 1997 three-for-two stock
  split on May 31, 1994 balances . . . . . . . .          --              --           --
Issuance of 61,614 treasury shares
  from exercise of stock options . . . . . . . .          --               207          212
Change in net unrealized holding
  loss on available-for-sale securities. . . . .          --              --           (615)
Net income . . . . . . . . . . . . . . . . . . .          --              --          3,367
Purchase of 2,025,000 treasury shares. . . . . .          --            (5,338)      (5,338)
                                                     ---------       ----------   ----------
Balance as of May 31, 1995 . . . . . . . . . . .          --           (23,070)      51,726
Issuance of 2,397,914 treasury shares
  from exercise of stock options . . . . . . . .          --             8,107       14,192
Issuance of 58,569 treasury shares
  from employee stock purchase plan. . . . . . .          --               200          398
Change in net unrealized holding
  loss on available-for-sale securities. . . . .          --              --            211
Net income . . . . . . . . . . . . . . . . . . .          --              --          4,574
Acquisition of 100,583 treasury shares . . . . .          --            (1,072)      (1,072)
                                                     ---------       ----------   ----------
Balance as of May 31, 1996 . . . . . . . . . . .          --           (15,835)      70,029
Issuance of 1,710,498 treasury shares
  from exercise of stock options . . . . . . . .          --             6,001       18,141
Issuance of 119,443 treasury shares
  from employee stock purchase plan. . . . . . .          --               418        1,814
Change in net unrealized holding
  loss on available-for-sale securities. . . . .          --              --            323
Net income . . . . . . . . . . . . . . . . . . .          --              --         15,067
Cumulative translation adjustment. . . . . . . .        (318)             --           (318)
Issuance of 567,466 treasury shares
  for business combinations. . . . . . . . . . .          --             1,986          731
                                                     ---------       ----------   ----------
Balance as of May 31, 1997 . . . . . . . . . . .       $(318)         $ (7,430)    $105,787
                                                     ---------       ----------   ----------
                                                     ---------       ----------   ----------

The accompanying Notes to Consolidated Financial Statements are an integral part of this financial information.

-------------------------------------------------------------------------------

                             TECHNOLOGY SOLUTIONS COMPANY

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (In thousands)


                                                                          For the years ended May 31,
                                                                     -----------------------------------
                                                                     1997           1996           1995
                                                                     ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income. . . . . . . . . . . . . . . . . . . . . . . . .      $ 15,067     $    4,574       $  3,367
  Adjustments to reconcile net income to net
   cash from operating activities:
    Depreciation and amortization . . . . . . . . . . . . . .         4,442          2,558          2,048
    Provisions for receivable valuation allowances and
     reserves for possible losses . . . . . . . . . . . . . .         2,712          1,339          2,059
    (Gain) loss on sale of investments. . . . . . . . . . . .           (17)           (18)            67
    Deferred income taxes . . . . . . . . . . . . . . . . . .         8,837            447          2,945

    Changes in assets and liabilities:
     Receivables. . . . . . . . . . . . . . . . . . . . . . .       (21,533)       (11,166)        (6,925)
     Purchases of trading securities related to deferred
      compensation program. . . . . . . . . . . . . . . . . .        (4,182)        (2,660)          --
     Refundable income taxes. . . . . . . . . . . . . . . . .            49          1,074            557
     Other current assets . . . . . . . . . . . . . . . . . .        (4,933)        (2,292)          (662)
     Accounts payable . . . . . . . . . . . . . . . . . . . .           (73)           572            354
     Accrued compensation and related costs . . . . . . . . .         5,260          2,849          1,630
     Deferred compensation funds from employees . . . . . . .         4,182          2,660           --
     Other current liabilities. . . . . . . . . . . . . . . .           158           (875)        (4,542)
     Other. . . . . . . . . . . . . . . . . . . . . . . . . .          (241)          --             --
                                                                  ---------      ---------      ---------
        Net cash provided by (used in) operating activities .         9,728           (938)           898
                                                                  ---------      ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of available-for-sale securities . . . . . . . . .        (1,000)          --             (909)
  Proceeds from available-for-sale securities . . . . . . . .         1,314          1,075            966
  Proceeds from held-to-maturity investments. . . . . . . . .         8,890          4,015           --
  Capital expenditures. . . . . . . . . . . . . . . . . . . .        (6,057)        (3,651)        (2,101)
  Net assets of acquired businesses and other intangibles . .        (1,127)        (3,079)          --
  Long-term receivables and other . . . . . . . . . . . . . .        (3,215)        (1,319)           178
  Capitalized lease obligations . . . . . . . . . . . . . . .        (1,311)           866            814
                                                                  ---------      ---------      ---------
        Net cash used in investing activities . . . . . . . .        (2,506)        (2,093)        (1,052)
                                                                  ---------      ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from exercise of stock options . . . . . . . . . .         6,445          9,100            196
  Proceeds from employee stock purchase plan. . . . . . . . .         1,805            398           --
  Treasury stock. . . . . . . . . . . . . . . . . . . . . . .          --           (1,072)        (5,338)
                                                                  ---------      ---------      ---------
        Net cash provided by (used in) financing activities .         8,250          8,426         (5,142)
                                                                  ---------      ---------      ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS. . . . . . . . . . . . . . . . . . . .          (511)          --             --
                                                                  ---------      ---------      ---------
INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS. . . . . . . . . . . . . . . . . . . . . .        14,961          5,395         (5,296)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD. . . . . . . .        12,990          7,595         12,891
                                                                  ---------      ---------      ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD. . . . . . . . . . .      $ 27,951       $ 12,990      $   7,595
                                                                  ---------      ---------      ---------
                                                                  ---------      ---------      ---------



     The accompanying Notes to Consolidated Financial Statements are an integral part of this financial information.


-------------------------------------------------------------------------------

                             TECHNOLOGY SOLUTIONS COMPANY

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (In thousands, except share and per share data)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


NOTE 1 -- THE COMPANY

Technology Solutions Company and subsidiaries (the "Company") delivers business benefits through consulting and systems integration services that help clients transform customer relationships and improve operations. The Company's clients generally are located throughout the United States and in Europe, Latin America and Canada.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION -- The accompanying consolidated financial statements include the accounts of the Company and all of its subsidiaries. All significant intercompany transactions have been eliminated. Acquired businesses are included in the results of operations since their acquisition dates.

REVENUE RECOGNITION -- The Company derives substantially all of its revenues from information technology, strategic business and management consulting, systems integration, programming, and packaged software integration and implementation services. The Company operates in one industry segment - software development and integration services. The Company recognizes revenue on contracts as work is performed primarily based on hourly billing rates. Out-of-pocket expenses are presented net of amounts billed to clients in the accompanying consolidated statements of income. Contracts are performed in phases. Losses on contracts, if any, are reserved in full when determined. Revenue from licensing of software is recognized upon delivery of the product. The Company does not presently have any significant maintenance and support contracts for software licensed to clients. Revenue from hardware sales is recognized upon delivery.

CASH AND CASH EQUIVALENTS -- The Company considers all highly liquid investments readily convertible into cash to be cash equivalents with original maturities of three months or less. These short-term investments are carried at cost plus accrued interest, which approximates market.

MARKETABLE SECURITIES -- The Company's marketable securities primarily consist of preferred stocks. These preferred stocks, all of which are classified as available-for-sale, are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a net after-tax amount in a separate component of stockholders' equity until realized. The Company's investments related to the executive deferred compensation plan (See Note 10) are classified as trading securities, with unrealized gains and losses included in net investment income. Realized gains or losses are determined on the specific identification method.





-------------------------------------------------------------------------------

COMPUTERS, FURNITURE AND EQUIPMENT -- Computers, furniture and equipment are carried and depreciated on a straight-line basis over their estimated useful lives. Useful lives generally are five years or less.

COST IN EXCESS OF NET ASSETS OF ACQUIRED BUSINESSES -- The excess of cost over the fair market value of the net identifiable assets of businesses acquired (goodwill) is amortized on a straight-line basis, typically over a five-year period. Accumulated amortization of goodwill as of May 31, 1997 was $811.

SOFTWARE DEVELOPMENT COSTS -- The Company capitalizes certain software development costs once technological feasibility is established in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86--"Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Amortization of software costs is the greater of the amount computed using the
(a) ratio of current revenues to the total current and anticipated future revenues or (b) the straight-line method over the estimated economic life of the product.

LONG-TERM INVESTMENTS -- The Company's long-term investments consist of municipal bonds with maturities primarily through 1998. Since the Company has the ability and intent to hold the bonds to maturity, the investments are classified as held-to-maturity under the provisions of SFAS No. 115 and, accordingly, are accounted for at cost, net of accumulated amortization. Municipal bonds held by the Company are regarded as investment grade by independent nationally recognized rating agencies.

EARNINGS PER COMMON SHARE -- Earnings per common share is computed by dividing net income per the modified treasury stock method by the weighted average number of common shares outstanding during each year presented, including common share equivalents arising from the assumed exercise of stock options, where appropriate. All share and per share amounts have been adjusted to reflect the Company's three-for-two stock splits effective August 1, 1997 and July 30, 1996, respectively.

FOREIGN CURRENCY TRANSLATION -- All assets and liabilities of foreign subsidiaries are translated to U.S. dollars at fiscal year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal year. The resulting translation adjustments are recorded as a component of stockholders' equity. The functional currencies for the Company's foreign subsidiaries are their local currencies. Gains and losses from foreign currency transactions of these subsidiaries are included in net income.

ACCOUNTING CHANGES -- The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," as of May 31, 1997 and implemented the disclosure provisions of this statement. While this statement encourages companies to recognize expense for stock options at estimated fair value based on an option pricing model, the Company has elected to disclose the proforma net income and earnings per share that would have been obtained under this statement's



-------------------------------------------------------------------------------
approach for valuing and expensing stock options. See Note 13 for further discussion and related disclosures.

The Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share," in February 1997. This statement establishes new standards for computing and presenting earnings per share. This statement is effective for financial statements issued for periods ending after December 15, 1997; earlier adoption is not permitted. Adoption of this statement will require the presentation of basic and diluted earnings per share. If the statement had been adopted, proforma basic and diluted earnings per share for the years ended May 31, 1997, 1996 and 1995 would have been as follows:

                                                          Years Ended
                                                            May 31,
                                                    ------------------------
                                                  1997      1996      1995
                                                  ----      ----      ----

     Basic earnings per share                     $0.64     $0.22     $0.17
     Diluted earnings per share                   $0.57     $0.19     $0.14

INCOME TAXES -- The Company files its federal and state income tax returns on a calendar year basis. The current income tax provision (benefit) represents the Company's federal, state and foreign income taxes for the fiscal year as though tax returns were filed on a fiscal year basis ending on May 31.

The Company uses an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes are provided when tax laws and financial accounting standards differ with respect to the amount of income for a year and the bases of assets and liabilities. The Company does not provide U.S. deferred income taxes on earnings of foreign subsidiaries which are expected to be indefinitely reinvested.

EMPLOYEE BENEFIT PLAN -- The Company has a 401(k) Savings Plan (the "Plan"). The Plan allows employees to contribute up to 15 percent of their annual compensation, subject to Internal Revenue Service statutory limitations. Company contributions to the Plan are discretionary. The Company contributed $1,234 to the Plan in fiscal 1997.

ESTIMATES AND ASSUMPTIONS -- The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS -- Certain reclassifications have been made to the prior period to conform to the current period classification.




-------------------------------------------------------------------------------

NOTE 3 -- ACQUISITIONS


In March 1997, the Company combined with HRM Resources, Inc. through the exchange of 561,039 shares of common stock of the Company for all the issued and outstanding shares of HRM Resources. HRM Resources is a technology implementation firm based in New York that specializes in large-scale financial and human resources software packages. This transaction was accounted for as a pooling of interests. The operations of HRM Resources were not material to the Company's consolidated operations.

In February 1997, the Company acquired Geising International, a German-based business consulting firm focused on customer relationship management services, for $1,040. The results of Geising International operations have been combined with those of the Company since the date of acquisition. The acquisition was accounted for using the purchase method of accounting. Goodwill recorded approximated $1,000. The operations of Geising International were not material to the Company's consolidated operations.

In May 1996, the Company acquired Aspen Consultancy Ltd., a U.K.-based call center consulting firm. Aspen Consultancy Ltd. became a wholly-owned subsidiary of the Company. The acquisition was accounted for under the purchase method of accounting. The purchase price was approximately $1,600 and will be increased by approximately $2,400 if certain performance targets are met in fiscal years 1997, 1998 and 1999. Goodwill recorded approximated $1,600. The operations of Aspen Consultancy were not material to the Company's consolidated operations.

In May 1996, the Company acquired McLaughlin & Associates, an Illinois-based consulting firm. McLaughlin & Associates became a division of TSC. The purchase price approximated $2,000. The acquisition was accounted for under the purchase method of accounting. Goodwill recorded approximated $1,500. The operations of McLaughlin & Associates were not material to the Company's consolidated operations.

Consolidated proforma net income and earnings per share would not have been materially different from the Company's reported amounts for fiscal 1997 and fiscal 1996.

Goodwill for all acquisitions is amortized over five years on a straight-line basis.





-------------------------------------------------------------------------------

NOTE 4 -- RECEIVABLES


Receivables consist of the following:

                                                         May 31,
                                                    -----------------
                                                    1997        1996
                                                    ----        ----

   Amounts billed to clients. . . . . . . . . .   $34,515      $16,260
   Contracts in process . . . . . . . . . . . .    12,738        9,147
                                                  -------      -------
                                                   47,253       25,407

   Receivable valuation allowances and
      reserves for possible losses. . . . . . .    (3,346)      (1,870)
                                                  -------      -------
                                                  $43,907      $23,537
                                                  -------      -------
                                                  -------      -------


Amounts billed to clients represent professional fees and reimbursable project-related expenses. Contracts in process represent unbilled professional fees and project costs such as out-of-pocket expense, materials and subcontractor costs. None of the amounts above are expected to be collected in excess of one year from the balance sheet date. Amounts billed to clients are unsecured and generally due within 30 days. Clients are generally billed in arrears on a monthly basis. Contracts in process as of May 31, 1997 include $11,119 for work performed during May 1997 that was not billed until June 1997.

NOTE 5 -- MARKETABLE SECURITIES AND LONG-TERM INVESTMENTS


Marketable securities, included in current assets and classified as available-for-sale, are reported at fair value. As of May 31, 1997 and 1996, the gross unrealized holding gain of $39 and $10, respectively, and gross unrealized holding loss of $527 and $994, respectively, are presented net and after-taxes in a separate component of stockholders' equity.

Municipal bonds included in long-term investments are presented at cost, net of accumulated amortization as of May 31, 1997 and 1996 of $514 and $764, respectively, and had a market value at May 31, 1997 and 1996 of $8,184 and $17,267, respectively. The long-term investments as of May 31, 1997 are expected to mature as follows: $6,890 in fiscal 1998; and $1,200 in fiscal 1999.



-------------------------------------------------------------------------------

NOTE 6 -- COMPUTERS, FURNITURE AND EQUIPMENT
Computers, furniture and equipment consist of the following:

                                                         May 31,
                                                    -----------------
                                                    1997        1996
                                                    ----        ----

   Computers. . . . . . . . . . . . . . . . . .   $ 9,583      $ 8,802
   Furniture and equipment. . . . . . . . . . .     3,324        2,134
                                                  -------      -------
                                                   12,907       10,936
   Accumulated depreciation . . . . . . . . . .    (6,491)      (6,493)
                                                  -------      -------
                                                  $ 6,416      $ 4,443
                                                  -------      -------
                                                  -------      -------

Depreciation expense was $3,492, $2,239 and $1,705 for the years ended May 31, 1997, 1996 and 1995, respectively.

NOTE 7 -- LONG-TERM RECEIVABLES AND OTHER


Long-term receivables and other consist of the following:

                                                         May 31,
                                                    -----------------
                                                    1997        1996
                                                    ----        ----

   Customer receivables . . . . . . . . . . . .   $ 5,859      $ 2,016
   Employee receivables . . . . . . . . . . . .     1,165          747
   Capitalized software costs . . . . . . . . .       801          663
   Other. . . . . . . . . . . . . . . . . . . .       312          765
                                                  -------      -------
                                                  $ 8,137      $ 4,191
                                                  -------      -------
                                                  -------      -------

In accordance with SFAS No. 86, amortization expense of capitalized software costs of $454 was recorded in fiscal 1997. No amortization of capitalized software costs was recorded in fiscal 1996.



-------------------------------------------------------------------------------

NOTE 8 -- INCOME TAXES


The Company uses an asset and liability approach to financial accounting and reporting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." The provision for income taxes consists of the following:

                                                   For the years ended May 31,
                                                   ---------------------------
   Current:                                        1997       1996        1995
                                                   ----       ----        ----
      Federal . . . . . . . . . . . . . . . .   $10,114     $1,054     $(1,104)
      State . . . . . . . . . . . . . . . . .     3,115        473        (508)
      Foreign . . . . . . . . . . . . . . . .      --          220        --
                                                -------     ------     -------
         Total current. . . . . . . . . . . .    13,229      1,747      (1,612)
                                                -------     ------     -------
   Deferred:
      Federal . . . . . . . . . . . . . . . .    (3,061)       310       2,017
      State . . . . . . . . . . . . . . . . .      (540)       137         928
      Foreign . . . . . . . . . . . . . . . .       282       --          --
                                                -------     ------     -------
         Total deferred . . . . . . . . . . .    (3,319)       447       2,945
                                                -------     ------     -------
   Provision for income taxes . . . . . . . .   $ 9,910     $2,194     $ 1,333
                                                -------     ------     -------
                                                -------     ------     -------

Total provision for income taxes differed from the amount computed by applying the federal statutory income tax rate to income from continuing operations due to the following:

                                                   For the years ended May 31,
                                                   ---------------------------
                                                   1997       1996        1995
                                                   ----       ----        ----
   Federal tax provision, at statutory rate .    $8,741     $2,301      $1,598
   State tax provision, net of Federal
    benefit . . . . . . . . . . . . . . . . .     1,674        328         248
   Effect of foreign tax rate differences . .       (91)        33         --
   Nontaxable investment income . . . . . . .      (532)      (468)       (509)
   Nondeductible goodwill . . . . . . . . . .        51        --          --
   Other. . . . . . . . . . . . . . . . . . .        67        --           (4)
                                                 ------     ------      ------
   Provision for income taxes . . . . . . . .    $9,910     $2,194      $1,333
                                                 ------     ------      ------
                                                 ------     ------      ------


Total income tax (benefit) provision was allocated as follows:

                                                   For the years ended May 31,
                                                   ---------------------------
                                                   1997       1996        1995
                                                   ----       ----        ----
   Income from continuing operations. . . . .   $ 9,910    $ 2,194      $1,333
   Items charged directly to stockholders'
      equity. . . . . . . . . . . . . . . . .   (11,605)    (5,151)       (352)
                                                -------    -------      ------
   Total tax (benefit) provision. . . . . . .   $(1,695)   $(2,957)    $   981
                                                -------    -------      ------
                                                -------    -------      ------


-------------------------------------------------------------------------------

Deferred tax assets and liabilities were comprised of the following:
                                                                   May 31,
                                                               --------------
                                                               1997      1996
                                                               ----      ----
   Deferred tax assets:
       Deferred compensation and bonuses . . . . . . . . .  $ 2,737   $ 1,008
       1990 stock options awarded. . . . . . . . . . . . .     --          15
       Net operating loss and credits. . . . . . . . . . .    3,503      --
       Receivable valuation allowances and reserves
          for possible losses. . . . . . . . . . . . . . .    1,982       597
       Legal and other accruals. . . . . . . . . . . . . .      883       814
       Depreciation. . . . . . . . . . . . . . . . . . . .      393       394
       Unrealized holding loss . . . . . . . . . . . . . .      195       343
                                                            -------   -------
         Total deferred tax assets . . . . . . . . . . . .    9,693     3,171
                                                            -------   -------
   Deferred tax liabilities:
       Prepaid expenses. . . . . . . . . . . . . . . . . .   (1,968)   (1,372)
       Capitalized software development costs. . . . . . .      (91)     (323)
       Other . . . . . . . . . . . . . . . . . . . . . . .     (400)     (282)
                                                            -------   -------
         Total deferred tax liabilities. . . . . . . . . .   (2,459)   (1,977)
                                                            -------   -------
       Net deferred tax asset. . . . . . . . . . . . . . .  $ 7,234   $ 1,194
                                                            -------   -------
                                                            -------   -------

The Company has federal net operating losses of $7,192 which will expire in 2011. In addition, the Company has an alternative minimum tax credit of $287 which is available to reduce future federal regular income taxes, if any, over an indefinite period.

Income before income taxes consisted of the following:

                                                   For the years ended May 31,
                                                   ---------------------------
                                                   1997       1996        1995
                                                   ----       ----        ----

   United States. . . . . . . . . . . . . . .   $23,910     $6,217      $4,700
   Foreign. . . . . . . . . . . . . . . . . .     1,067        551        --
                                                -------     ------      ------
   Total. . . . . . . . . . . . . . . . . . .   $24,977     $6,768      $4,700
                                                -------     ------      ------
                                                -------     ------      ------

Income taxes paid (received) during fiscal 1997, 1996 and 1995 were $135, $545 and $(2,172), respectively.




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                                       PAGE 14

NOTE 9 -- LINE OF CREDIT


The Company has available a $5.0 million unsecured line of credit facility which expires September 5, 1997. The borrowing rate is at either the bank's reference rate or at the Eurodollar rate plus 0.75 percent and is based upon the amount borrowed. The unused line fee is 0.25 percent of the unused portion of the commitment. There was no borrowing under the line of credit during fiscal 1997.

NOTE 10 -- EXECUTIVE DEFERRED COMPENSATION PLAN


Effective July 1, 1995, the Company instituted a nonqualified executive deferred compensation plan. All Company executives (defined as Vice Presidents and above) are eligible to participate in this voluntary program which permits participants to annually elect to defer receipt of a portion of their compensation. The plan allows participants to reduce their current taxable income and also generate tax-deferred investment earnings. Investment earnings (or losses) are credited to participants' accounts based on investment allocation decisions determined by participants. Deferred contributions and investment earnings are payable to participants upon various specified events, including retirement, disability or termination. The accompanying balance sheet includes the deferred compensation liability, including investment earnings thereon, owed to participants. The accompanying balance sheet also includes the investments, classified as trading securities, purchased by the Company with the deferred funds. These investments remain assets of the Company and are available to the general creditors of the Company in the event of the Company's insolvency.

NOTE 11 -- EMPLOYEE STOCK PURCHASE PLAN


Effective November 1, 1995 the Company instituted the Technology Solutions Company 1995 Employee Stock Purchase Plan (the "Plan"). The Plan qualifies as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The Plan is administered by the Compensation Committee of the Board of Directors. The Plan permits eligible employees to purchase an aggregate of 1,125,000 shares of the Company's Common Stock. Shares are purchased for the benefit of the participants at the end of each three month purchase period. During the fiscal years ended May 31, 1997 and 1996, 119,443 and 58,569 shares of common stock were purchased under this plan, respectively.




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                                       PAGE 15

NOTE 12 -- STOCKHOLDERS' EQUITY


On June 26, 1997, the Board of Directors declared a three-for-two stock split to be effected as a 50 percent stock dividend for stockholders of record on July 10, 1997. The stock split was effective August 1, 1997. The financial statements and the relevant share and per share data included herein have been adjusted to reflect the stock split. As a result of the increase in issued shares, common stock has been increased and capital in excess of par has been decreased by $90.

NOTE 13 -- STOCK OPTIONS


On September 26, 1996, the Company's stockholders approved the Technology Solutions Company 1996 Stock Incentive Plan (the "1996 Plan"). The 1996 Plan replaces each of the Technology Solutions Company's Stock Option Plan (the "Original Plan"), the Technology Solutions Company 1992 Stock Incentive Plan (the "1992 Plan") and the Technology Solutions Company 1993 Outside Directors Stock Option Plan (the "1993 Plan" and together with the Original Plan and the 1992 Plan, the "Predecessor Plans"). With the approval of the 1996 Plan, no future awards will be made under the Predecessor Plans. Previous awards made under the Predecessor Plans are not affected. Shares subject to awards made under any of the Predecessor Plans will be available under the 1996 Plan, under certain circumstances, to the extent that such shares are not issued or delivered in connection with such awards. A total of 1,580,159 shares of the Company's common stock were available for grant on September 26, 1996 under the Predecessor Plans. With the approval of the 1996 Plan, these shares became available for grant under the 1996 Plan. On September 26, 1996, the stockholders also approved the addition of 1,500,000 shares to the 1996 Plan.

Options granted under the 1996 Plan and the Predecessor Plans authorize the grant of a variety of stock options and other awards if authorized by the Company's Board of Directors at prices not less than the fair market value at the date of grant. Options granted under the Predecessor Plans are generally exercisable beginning one year after the date of grant and are fully exercisable in three to four years from date of grant. Options granted under the 1996 Plan are generally exercisable beginning twelve months after date of grant and are fully exercisable in forty-two months from date of grant. Options available for grant are 3,013,385 and 3,042,435 as of May 31, 1997 and 1996, respectively.



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                                       PAGE 16

Effective May 31, 1997, the Company has elected to disclose the proforma effects of SFAS No. 123, "Accounting for Stock-Based Compensation." As allowed under the provisions of this new statement, the Company will continue to apply APB Opinion No. 25 and related interpretations in accounting for the stock options awarded under the Company's 1996 Plan. Accordingly, no compensation cost has been recognized for these stock options. Had compensation cost for the Company's 1996 Plan and Employee Stock Purchase Plan been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the proforma amounts indicated below:

                                                    1997            1996
                                                    -----          -----
Net Income:
   As reported. . . . . . . . . . . . . . . . .    $15,067         $4,574
   Pro forma. . . . . . . . . . . . . . . . . .    $11,018         $3,373
Earnings per share:
   As reported. . . . . . . . . . . . . . . . .      $0.57          $0.20
   Pro forma. . . . . . . . . . . . . . . . . .      $0.41          $0.14


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                     1997            1996
                                                    ---------     ---------

Expected volatility . . . . . . . . . . . . .    40.9%-51.4%    50.6%-52.0%
Risk-free interest rates. . . . . . . . . . .    5.28%-6.84%    5.28%-6.39%
Expected lives. . . . . . . . . . . . . . . .     4.5 years      4.5 years

The Company has not paid and does not anticipate paying dividends; therefore, the expected dividend yield is assumed to be zero.


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                                       PAGE 17

A summary of the status of the Company's option plans is presented below:


                                                                            1997                          1996
                                                                         Weighted-                     Weighted-
                                                                          Average                        Average
                                                           1997           Exercise       1996           Exercise
                                                          Shares            Price        Shares          Price
                                                          ---------      ----------    ---------       -----------
Outstanding at beginning of year. . . . . . . . .       6,967,140         $ 4.52      7,689,771         $ 3.45
Granted . . . . . . . . . . . . . . . . . . . . .       1,910,619         $16.39      1,954,013         $ 7.72
Exercised . . . . . . . . . . . . . . . . . . . .      (1,710,498)        $22.53     (2,397,914)        $ 9.81
Forfeited . . . . . . . . . . . . . . . . . . . .        (395,912)        $12.75       (278,730)        $ 3.47
                                                        ---------                     ---------
Outstanding at end of year. . . . . . . . . . . .       6,771,349         $ 7.55      6,967,140         $ 4.52
                                                        ---------                     ---------

Exercisable at end of year. . . . . . . . . . . .       2,858,730         $ 4.51      3,203,004         $ 3.61
                                                        ---------                     ---------
Weighted-average fair value of
    options granted during the year . . . . . . .           $7.86                                        $3.73

The following summarizes information about options outstanding as of May 31, 1997:

                                       Options Outstanding                Options Exercisable
                          --------------------------------------      -------------------------
                                          Average       Weighted-                      Weighted-
           Range of                      Remaining       Average                        Average
           Exercise                     Contractual      Exercise                     Exercise
            Prices         Shares           Life         Prices          Shares         Prices
          -------------   ---------      ----------     ---------      ----------     ---------
          $ 0.19-$ 6.50   4,223,156       10 years       $ 3.38        2,541,046        $ 3.76
          $ 6.51-$10.00     423,814       10 years       $ 7.90          190,374        $ 7.94
          $10.01-$15.00   1,522,690       9 years        $14.18           77,810        $13.57
          $15.01-$30.00     601,689       9 years        $19.80           49,500        $15.72
                          ---------                                   ----------
                          6,771,349       9 years        $ 7.55        2,858,730        $ 4.51
                          ---------                                   ----------
                          ---------                                   ----------


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                                       PAGE 18

NOTE 14 -- REPORTING SEGMENTS

The Company operates in a single industry segment. The Company has operations in the United States, Mexico, Colombia, Canada, the United Kingdom, Germany, France, and Switzerland.

Identifiable assets of foreign subsidiaries are those assets related to the operations of those subsidiaries. United States assets consist of all other operating assets of the Company.

                                 United         Foreign
                                 States       Subsidiaries  Consolidated
                                 ------       ------------  ------------
1997

   Total net revenue. . . .     $144,861       $ 20,227       $165,088
   Operating income . . . .     $ 21,856       $  1,017       $ 22,873
   Identifiable assets. . .     $129,457       $  4,409       $133,866

1996

   Total net revenue. . . .     $ 94,381       $  3,218       $ 97,599
   Operating income . . . .     $  4,324       $    540       $  4,864
   Identifiable assets. . .     $ 87,467       $  1,970       $ 89,437

1995

   Total net revenue. . . .     $ 65,817       $   --         $ 65,817
   Operating income . . . .     $  2,770       $   --         $  2,770
   Identifiable assets. . .     $ 65,222       $   --         $ 65,222


NOTE 15 -- MAJOR CLIENTS

The Company's five largest clients in fiscal 1997 accounted for 8 percent, 7 percent, 5 percent, 4 percent, and 3 percent of total revenues, respectively; in fiscal 1996, the five largest clients accounted for 21 percent, 6 percent, 6 percent, 6 percent, and 5 percent of total revenues, respectively; and in fiscal 1995, they accounted for 24 percent, 18 percent, 6 percent, 5 percent, and 4 percent of total revenues, respectively. No clients accounted for 10 percent or more of revenues in fiscal 1997. In fiscal 1996, one client accounted for 10 percent or more of revenues, and in fiscal 1995, two clients each accounted for 10 percent or more of revenues.




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                                       PAGE 19

NOTE 16 -- LEASES


OPERATING LEASES

The Company leases various office facilities under operating leases expiring at various dates through July 31, 2004. Additionally, the Company leases various apartments and office equipment under operating leases expiring at various dates. Rental expense for all operating leases approximated $3,217, $1,442 and $948 for the years ended May 31, 1997, 1996, and 1995, respectively.

Future minimum rental commitments under noncancelable operating leases with terms in excess of one year are as follows:

                    Fiscal Year             Amount
                    -----------             ------
                    1998. . . . . . . .    $ 5,511
                    1999. . . . . . . .      2,449
                    2000. . . . . . . .      1,295
                    2001. . . . . . . .      1,135
                    2002. . . . . . . .        762
                    Thereafter. . . . .      1,152
                                           -------
                    . . . . . . . . . .    $12,304
                                           -------
                                           -------

CAPITAL LEASES

The Company's capital leases, which are included in computers, furniture, and equipment, are as follows:

                                                         May 31,
                                                     --------------
                                                     1997       1996
                                                     ----       ----
       Gross portable computers . . . . . . . . .  $  --     $ 3,765
       Other capitalized equipment. . . . . . . .      101       102
       Accumulated depreciation . . . . . . . . .      (93)   (1,635)
                                                   -------   -------

                                                   $     8   $ 2,232
                                                   -------   -------
                                                   -------   -------

The entire lease obligation related to the capital leases is classified in current liabilities. Amortization of approximately $61, $1,100 and $400 in fiscal years 1997, 1996 and 1995, respectively, related to these capital leases is included in depreciation expense.



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                                       PAGE 20

NOTE 17 -- LITIGATION


In September 1993, then Company director and vice-chairman Melvyn E. Bergstein filed a complaint in the Circuit Court of Cook County, Chancery Division, alleging, among other things, he was wrongfully terminated as an employee. As a result of this alleged wrongful termination, Mr. Bergstein claimed that restrictive covenants in his employment agreement were invalid, and that he had incurred damages as a result of the alleged wrongful termination. On March
12, 1996 the Company and the individual defendants entered into a settlement agreement with Messrs. Bergstein, Moffitt, and Mikolajczyk. In accordance with the settlement agreement, all claims, counterclaims and third party claims were dismissed with prejudice on March 14, 1996.

The Company is party to lawsuits arising out of the normal course of business. Management believes the final outcome of such litigation will not have a material adverse effect on the Company's consolidated financial position or results of operations.

NOTE 18 -- SUBSEQUENT EVENTS


In June 1997, the Company acquired The Bentley Company, Inc., ("Bentley") for a combination of cash and the Company's common stock. The transaction was accounted for using the purchase method of accounting and goodwill was recorded and will be amortized over five years on a straight-line basis beginning in June 1997. Total consideration paid for Bentley was approximately
$12.7 million. Cash paid for Bentley totaled $7.4 million and the Company also exchanged 29,535 shares of the Company's common stock for all the issued and outstanding stock of Bentley. The purchase price may be increased by approximately $5.8 million if certain performance targets are met over the next two years. Goodwill recorded was approximately $12.8 million. Bentley is a Boston-area based firm specializing in business and operations consulting in the area of customer service and field service and support.



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                                       PAGE 21

NOTE 19-- SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                          August 31,    November 30,   February 28,    May 31,
Quarter Ended                 1996          1996           1997          1997
-------------              ----------    ------------   ------------   --------
Revenues                   $ 32,162       $ 39,521       $ 42,346     $ 51,059
Operating income           $  3,151       $  5,928       $  6,003     $  7,791
Net income                 $  2,125       $  3,746       $  3,993     $  5,203
Earnings per share(A)      $   0.09       $   0.14       $   0.15     $   0.19


                          August 31,    November 30,   February 29,     May 31,
Quarter Ended                 1995          1995(B)       1996(C)         1996
-------------              ----------    ------------   ------------   --------
Revenues                   $ 20,732       $ 23,300       $ 25,466     $ 28,101
Operating income (loss)    $  1,241       $   (560)      $    552     $  3,631
Net income                 $  1,155       $     43       $    768     $  2,608
Earnings per share(A)      $   0.05       $   0.01       $   0.03     $   0.11


                          August 31,    November 30,   February 28,     May 31,
Quarter Ended                 1994          1994           1995(D)       1995
-------------              ----------    ------------   ------------   --------
Revenues                   $ 13,436       $ 15,557       $ 17,215     $ 19,609
Operating income (loss)    $    576       $  1,128       $   (362)    $  1,428
Net income                 $    746       $  1,107       $    202     $  1,312
Earnings per share(A)      $   0.03       $   0.05       $   0.02     $   0.06



--------------------
(A) All earnings per share data have been restated to reflect the three-for-two stock splits that were effective on August 1, 1997 and July 30, 1996, respectively.
(B) Includes a charge of $2.3 million related to shareholder litigation settlement.
(C) Includes a charge of $0.9 million related to Company founders litigation settlement.
(D) Includes a charge of $1.6 million related to agreements with former company executives.






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                                       PAGE 22

                          REPORT OF INDEPENDENT ACCOUNTANTS
                          ---------------------------------

To the Board of Directors and Stockholders of Technology Solutions Company


In our opinion, the consolidated financial statements listed in the index appearing on pages 3-22 of the 1997 Financial Report present fairly, in all material respects, the financial position of Technology Solutions Company and its subsidiaries (the "Company") at May 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP

June 25, 1997
Chicago, Illinois








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                                       PAGE 23

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FISCAL 1997 COMPARED WITH FISCAL 1996

Consolidated net revenues for the year ended May 31, 1997 increased 69 percent to $165.1 million in fiscal 1997 compared to $97.6 million in fiscal 1996. The principal source of the increase was the 52 percent increase in domestic billable hours, as well as a 2 percent increase in average domestic hourly billing rates. The increase in billable hours was attributable to the significant growth in the overall information technology professional services market combined with the Company's ability to increase the number of its consulting staff, through both recruiting efforts and business combinations. The increase in average hourly billing rates was primarily due to the impact of the fiscal 1997 hiring efforts and the resulting change in the mix of personnel to include a greater percentage of more senior personnel. Total Company headcount increased 77 percent to 1102 at the end of fiscal 1997 compared to 622 at the end of fiscal 1996. The total number of project managers increased to 118 at the end of fiscal 1997 compared to 72 a year earlier. Additionally, in fiscal 1997, the Company recorded international revenues of $20.2 million compared to $3.2 million in fiscal 1996.

Project personnel costs, which represent mainly professional salaries and benefits, increased to $76.5 million in fiscal 1997 compared to $46.7 million in fiscal 1996, an increase of 64 percent. This increase was due to additional headcount and was consistent with the higher revenues reported in fiscal 1997. Project personnel costs as a percentage of net revenues were 46 percent for fiscal 1997 compared with project personnel costs as a percentage of net revenues of 48 percent in fiscal 1996. This decrease was primarily the result of more efficient utilization of professional staff offset in part by the time lag between incurrence of project personnel costs and revenue generated by these personnel.

The Company charges most of its project expenses directly to the client. Other project expenses consist of nonbillable expenses directly incurred for client projects and business development efforts including recruiting fees, sales and marketing expenses, personnel training and provisions for valuation allowances and reserves for potential losses on continuing projects. Other project expenses for fiscal 1997 were $23.4 million, an increase of 80 percent from $13.0 million in fiscal 1996. Other project expenses as a percentage of net revenues increased slightly to 14 percent in fiscal 1997 compared to 13 percent in the prior year. This change was due to increases in domestic hiring, training and nonbillable travel expenses of $3.4 million as a result of increased headcount and business development. In addition, travel related to various training activities in fiscal 1997 increased compared to fiscal 1996, as well as an increase in international expenses of $2.8 million. Also contributing to the change was an addition to the provision for valuation allowances of $2.7 million due to the increase in accounts receivable, as well as the inherently higher risks associated with a larger customer base. The impact of the increase in other project expenses as a percentage of net revenues was more than offset by the higher utilization of professional staff, as well as a significant increase in overall net revenues.

Management and administrative support costs increased 42 percent to $32.1 million in fiscal 1997 compared to $22.6 million in fiscal 1996. The increase of $9.5 million was primarily attributable to an increase in international expenses of $6.3 million due to the expansion of foreign operations;



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                                       PAGE 24
growth in the regional practice area management; and travel and hiring costs of $1.7 million, partially offset by various other operating costs. Goodwill amortization of $0.8 million was recorded due to the purchase of four businesses in fiscal years 1997 and 1996. During the first nine months of fiscal 1996, $2.9 million was recorded for the employee retention program. This program expired in February 1996, and, therefore, no amounts were recorded in fiscal 1997.

Incentive compensation increased $2.8 million to $9.4 million in fiscal 1997 compared to $6.6 million in fiscal 1996. The increase is due to increased headcount, at both the consulting staff and the project manager levels, and Company profitability improvement. The Company expects to continue to accrue incentive compensation throughout fiscal 1998.

Fiscal 1996 results reflect one-time pretax charges for the final settlement relating to outstanding securities litigation and litigation involving the Company's founders of $2.3 million and $0.9 million, respectively. The securities litigation settlement called for a final payment of $4.6 million, of which $2.3 million was covered by insurance and the remaining $2.3 million was charged to fiscal 1996 operations.

Investment income in fiscal 1997, net of interest expense, was $2.1 million compared to $1.9 million in fiscal 1996.

The Company's effective tax rate for fiscal 1997 was 39.7 percent compared to
32.4 percent in fiscal 1996. The increase in the effective tax rate was the result of the reduction in the percentage of the Company's income coming from nontaxable investment income in fiscal 1997. Management believes that the existing levels of pretax earnings for financial reporting purposes will be sufficient to generate the minimum amount of future taxable income necessary to realize the deferred tax asset.

The increase in common and common equivalent shares outstanding was primarily due to the exercise of stock options and the impact of the increase in the Company's stock price on the calculation of common equivalent shares.

FISCAL 1996 COMPARED WITH FISCAL 1995

Consolidated net revenues for the Company increased 48 percent to $97.6 million compared to $65.8 million in fiscal 1995. The principal source of the increase was a 42 percent increase in billable hours, as well as a 2 percent increase in average hourly billing rates. The increase in billable hours was attributable to the significant growth in the information technology professional services market combined with the Company's fiscal 1996 increase in consulting staff and marketing efforts. The increase in average hourly billing rates was primarily due to the impact of fiscal 1996 hiring and the resulting change in the mix of personnel to include a greater percentage of more senior personnel. During fiscal 1996 total Company headcount increased 47 percent from 423 as of May 31, 1995 to 622 as of May 31, 1996. The total number of project managers as of May 31, 1996 was 72 compared to 38 as of May 31, 1995.

Project personnel costs increased to $46.7 million in fiscal 1996 from $29.2 million in fiscal 1995. Project personnel costs as a percentage of net revenues were approximately 48 percent and 44 percent in fiscal 1996 and fiscal 1995, respectively. Unassigned labor costs increased during



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                                       PAGE 25
fiscal 1996 due to the aggressive recruitment and training programs combined with the timing of the assignment of new staff to client engagements.

Other project expenses for fiscal 1996 were $13.0 million, as compared to $9.0 million for fiscal 1995. This increase was primarily related to an increase in hiring, training and related expenses of $1.7 million and an increase in non-billable travel expenses of $3.3 million in fiscal 1996 as compared to fiscal 1995. The increase in non-billable travel expenses was primarily due to travel expenses associated with increased headcount and business development travel, as well as travel related to training activities in fiscal 1996 as compared to fiscal 1995.

Management and administrative support costs increased to $22.6 million in fiscal 1996 from $18.5 million in fiscal 1995. The increase of $4.1 million in fiscal 1996 as compared to fiscal 1995 was related primarily to increased regional practice area management costs (salaries, travel and hiring costs) of $2.1 million and increased marketing costs of $1.4 million. During fiscal 1995, the Company established three new practice areas, enhanced its marketing capabilities and, in fiscal 1996, added several new regional practice area management Vice Presidents. In addition, charges for legal expenses increased $1.5 million in fiscal 1996 as compared to fiscal 1995. Also included in fiscal 1996 costs were $0.9 million in management and administrative costs from the Company's Mexican subsidiary. Expense accrued for the employee retention program was $2.9 million and $4.4 million for fiscal 1996 and 1995, respectively. The 1996 amount represents the final charge related to the retention program. The final annual payment for the retention program was made in March 1996.

Fiscal 1996 results reflect one-time pretax charges for the final settlement relating to outstanding securities litigation and litigation involving the Company's founders of $2.3 million and $0.9 million, respectively. The securities litigation settlement called for a final payment of $4.6 million, of which $2.3 million was covered by insurance and the remaining $2.3 million was charged to fiscal 1996 operations.

During fiscal 1995, the Company entered into agreements with former Company executives resulting in a fiscal 1995 pretax charge of $1.6 million. This amount represented the settlement of a commission arrangement, certain other issues and the surrender of options to acquire 1,811,250 shares of Company stock.

Incentive compensation of $6.6 million was accrued for fiscal 1996 as compared to $4.7 million in fiscal 1995. The increase was due largely to the increased number of project managers and consultant staff in fiscal 1996 compared to fiscal 1995.

Investment income, net of interest expense, was $1.9 million for both fiscal years 1996 and 1995.

The Company's effective tax rate differs from the statutory rate primarily due to the significant percentage of total income resulting from federally nontaxable investment income.

LIQUIDITY AND CAPITAL RESOURCES

Net cash provided by operating activities was $9.7 million in fiscal 1997, an increase of $10.6 million compared to net cash used in operating activities of $(0.9) million in fiscal 1996.



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                                       PAGE 26

Operating cash flow in fiscal 1997 was favorably impacted by higher net income as a result of increased operating activities partially offset by increased working capital requirements, especially the increase in net receivables of $21.5 million. The increase in receivables is due to the significant growth of the Company compared to the prior year, as well as the lengthening of collection periods. The Company has classified a $3.8 million trade receivable as long-term at May 31, 1997.

Cash generated by operations in fiscal 1997 was substantial and more than adequate for the Company's cash needs. In addition, the Company's significant amount of cash, cash equivalents and marketable securities has provided ample liquidity to handle the Company's cash requirements.

Net cash used in investing activities in fiscal years 1997, 1996 and 1995 was $2.5 million, $2.1 million and $1.1 million, respectively.

Proceeds from the sale of available-for-sale securities of $1.3 million were used to purchase similar securities of $1.0 million. Proceeds of $8.9 million were received by the Company due to the maturity of several held-to-maturity investments in fiscal 1997. These proceeds were reinvested in working capital requirements and expansion of the business.

Capital expenditures in fiscal years 1997, 1996 and 1995 were $6.1 million, $3.7 million and $2.1 million, respectively. Capital expenditures are expected to continue at the current rate in fiscal 1998 due to the Company's anticipated expansion and growth. The Company expects that its future capital expenditures will be financed through cash flows from operating activities. At the end of fiscal 1997, the Company had no material commitments for capital expenditures.

Net cash outlays related to business acquisitions were $1.1 million in fiscal 1997 and $3.1 million in fiscal 1996.

Net cash provided by (used in) financing activities were $8.3 million, $8.4 million and $(5.1) million in fiscal years 1997, 1996 and 1995, respectively. The proceeds from the exercise of options with respect to
1.7 million shares of the Company's common stock generated $6.4 million in fiscal 1997, a decrease from the $9.1 million generated in fiscal 1996 from the exercise of options with respect to 2.4 million shares of the Company's common stock. Increased participation and activity in the Employee Stock Purchase Plan resulted in $1.8 million of proceeds in fiscal 1997 versus $0.4 million in fiscal 1996.

Management anticipates that cash and marketable securities will be used for general corporate purposes, including capital expenditures and the expansion of the Company's business as opportunities arise, including the possibility of additional acquisitions and business combinations. Subsequent to the end of fiscal 1997, the Company acquired The Bentley Company, Inc. ("Bentley") for a combination of cash and the Company's common stock. The transaction was accounted for using the purchase method of accounting. Total consideration paid for Bentley was approximately $12.7 million. Cash paid for Bentley totaled
$7.4 million and the Company also exchanged 29,535 shares of common stock of the Company for all the issued and outstanding shares of Bentley and assumed the employee stock options outstanding under



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                                       PAGE 27

Bentley's stock option plan. The purchase price may be increased by approximately $5.8 million if certain performance targets are met over the next two years.

The Company has a $5.0 million unsecured line of credit facility (the "Facility") with Bank of America Illinois. The agreement expires September
5, 1997. At the Company's election, loans made under the Facility bear interest at either the Bank of America Illinois reference rate or at the Eurodollar rate plus 0.75 percent. The unused line fee is 0.25 percent of the unused portion of the commitment. The Facility requires, among other things, the Company to maintain certain financial ratios. As of May 31, 1997, the Company was in compliance with these financial ratio requirements. As of May 31, 1997, no borrowings were made under the Facility. The Company intends to renew the Facility upon its expiration.

All share and per share data have been adjusted to reflect the Company's three-for-two stock splits effected as a 50 percent stock dividend effective August 1, 1997 and July 30, 1996, respectively.

IMPACT OF INFLATION AND BACKLOG

Inflation should not have a significant impact on the Company's income to the extent the Company is able to raise its consulting rates commensurate with its staff compensation rates, which it has done successfully in the past. Because the majority of the Company's contracts may be terminated on relatively short notice, the Company does not consider backlog to be meaningful.

ACCOUNTING CHANGES

The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," as of May 31, 1997 and implemented the disclosure provisions of this statement. While this statement encourages companies to recognize expense for stock options at estimated fair value based on an option pricing model, the Company has elected to disclose proforma net income and earnings per share that would have been obtained under this statement's approach for valuing and expensing stock options.

The Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share," in February 1997. This statement establishes new standards for computing and presenting earnings per share. This statement is effective for financial statements issued for periods ending after December 15, 1997; earlier adoption is not permitted. Adoption of this statement will require the presentation of basic and diluted earnings per share. If the statement had been adopted, proforma basic and diluted earnings per share for the years ended May 31, 1997, 1996 and 1995 would have been as follows:

                                                         Year Ended
                                                           May 31,
                                                     -------------------

                                                     1997    1996    1995
                                                     ----    ----    ----
            Basic earnings per share                 $0.64   $0.22   $0.17
            Diluted earnings per share               $0.57   $0.19   $0.14



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                                       PAGE 28

The FASB has issued SFAS No. 130, "Reporting Comprehensive Income," in June 1997. In addition to net income, comprehensive income includes items recorded directly to stockholders' equity such as the income tax benefit related to the exercise of certain stock options. This statement establishes new standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. This statement is effective for fiscal years beginning after December 15, 1997. Adoption of this standard will only require additional financial statement disclosure detailing the Company's comprehensive income.

In June 1997, the FASB also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes new standards for reporting information about operating segments in interim and annual financial statements. This statement is also effective for fiscal years beginning after December 15, 1997. The Company is currently evaluating the impact, if any, this statement will have on disclosures in the consolidated financial statements.

ASSUMPTIONS UNDERLYING CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

In the next few years, the Company expects growth in both revenues and profits to continue at rates higher than the estimated industry growth rate of 16-20 percent (source: Dataquest, 1996) although not at the exceptional rates posted in fiscal 1997 and fiscal 1996. The foregoing statement contains, and other information and statements provided by the Company from time to time may contain, "forward-looking information." Such forward-looking information may include information relating to anticipated growth in earnings per share, anticipated returns on equity, anticipated growth in revenue, growth of client base, anticipated operating costs and employment growth, anticipated reserves or other expenses, or other matters. The cautionary statements provided below are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the "PSLRA") and with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA for any such forward-looking information. Many of the following factors discussed below, as well as other factors, have also been discussed in prior filings made by the Company.

Factors which could cause the Company's actual financial and other results to differ materially from any results that might be projected, forecast, estimated or budgeted by the Company in the forward-looking statements include, but are not limited to the following:

RAPID TECHNOLOGICAL CHANGE

The systems consulting and implementation market has experienced rapid technological advances and developments in recent years. Failure of the Company to stay abreast of such advances and developments could materially adversely affect its business. The Company additionally utilizes a number of different technologies in developing and providing IT solutions for its customers. The technologies used by the Company are developing rapidly and are characterized by evolving industry standards in a wide variety of areas. While the Company evaluates technologies on an ongoing basis and endeavors to utilize those that are most effective in developing IT solutions for its customers, there can be no assurance that the technologies utilized by the Company and the expertise gained in those technologies will continue to be applicable in the future. There can be no assurance that new technologies will be made available to the Company or that such technologies



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                                       PAGE 29
can be economically applied by the Company. The inability to apply existing technologies and expertise to subsequent projects could have a material adverse effect on the Company's business, operating results and financial condition.

MANAGEMENT OF GROWTH

The Company's business has grown significantly since its inception, and the Company anticipates future growth. The growth of the Company's business and the expansion of its customer base have resulted in a corresponding growth in the demands on the Company's management and personnel and its operating systems and internal controls. Any future growth may further strain existing management resources and operational, financial, human and management information systems and controls, which may not be adequate to support the Company's operations.

The Company is currently increasing its expense levels as a result of a number of factors, including substantial increases in the number of employees, the opening of new offices, investments in equipment, training of employees and the development of methodologies, tools, etc. An unexpected decline in revenues without a corresponding and timely reduction in staffing and other expenses, or a staffing increase that is not accompanied by a corresponding increase in revenues, could have a material adverse effect on the Company's operating results. There can be no assurance that the Company will be able to manage its recent or future growth successfully. In addition, there can be no assurance that the Company will continue to grow or sustain the rate of growth it has experienced in the past.

The Company expects that it will need to develop further its financial and management controls, reporting systems and procedures to accommodate future growth. There can be no assurance that the Company will be able to develop such controls, systems or procedures effectively or on a timely basis, and the failure to do so would have a material adverse effect on the Company's business, operating results and financial condition.

ABILITY TO ATTRACT AND RETAIN EMPLOYEES

The Company's business consists mainly of professional services and is inherently labor intensive. The Company's success depends in large part upon its ability to attract, retain and motivate highly skilled employees, particularly senior project managers and other senior personnel, for its domestic and international operations. Qualified senior project managers within and outside the United States are in particularly great demand and are likely to remain a limited resource for the foreseeable future. Several attributes of the Company's work environment pose challenges to the Company's ability to attract and retain employees, including, (i) extensive travel requirements,
(ii) the Company's intense work environment and culture, (iii) the Company's standards for employee technical skills and job performance and (iv) the Company's practice of adjusting the number of technical personnel to reflect active project levels. Although the Company expects to continue to attract sufficient numbers of highly skilled employees and to retain its existing senior project managers and other senior personnel for the foreseeable future, there can be no assurance that the Company will be able to do so. Failure to attract and retain key personnel could have a material adverse effect upon the Company's business, operating results and financial condition.



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                                       PAGE 30

GROWTH BY ACQUISITION

The Company may grow in part by acquiring existing businesses. The success of this plan depends upon, among other things, the ability of the Company and its management to integrate acquired personnel, operations, products and technologies into its organization effectively, to retain and motivate key personnel of acquired businesses and to retain customers of acquired firms. There can be no assurance that the Company will be able to identify suitable acquisition opportunities, consummate acquisitions or successfully integrate acquired personnel and operations into the Company. In addition, acquisitions by the Company may involve certain other risks, including potentially dilutive issuances of equity securities and the diversion of management's attention from other business concerns.

DEPENDENCE ON KEY PERSONNEL

Although the Company does not believe that the loss of any particular individual would have a material adverse impact on the Company, the loss of some or all of the Company's senior managers could have a material adverse impact on the Company, including its ability to secure and complete engagements. The Company has employment agreements with its President, Executive Vice Presidents and its Vice Presidents that contain noncompetition, nondisclosure and nonsolicitation covenants. The employment agreements with the President and Executive Vice Presidents do not have fixed expiration dates and may be terminated by either the Company or the employee on 90 days' written notice. The employment agreements with the other Vice Presidents generally have a fixed initial term but are automatically renewed for successively one-year periods unless terminated by either the Company or the employee on 90 days' written notice. Other senior employees also have employment agreements that are generally terminable by the Company or the employee upon 30 to 90 days' written notice.

UNASSIGNED LABOR COSTS

The Company's unassigned labor costs, which represent salaries of, and other expenses allocated to, systems professionals not assigned to a specific project, have gradually increased as a percentage of revenues over time. The Company attempts to reassign employees who meet its performance requirements to other active projects when they are no longer needed on a particular project. However, since the Company generally recruits personnel in advance of the commencement of certain projects in order to meet the needs of such projects, any cancellation or delays in the anticipated projects could increase the unassigned labor costs and might cause a material adverse effect upon the Company's business, operating results and financial condition.

CYCLICALITY

Certain of the Company's customers and potential customers are in industries that experience cyclical variations in profitability, which may in turn affect their willingness or ability to fund systems projects such as those for which the Company may be engaged. The Company's experience indicates, however, that competitive pressures in cyclical industries sometimes compel businesses to undertake systems projects even during periods of losses or reduced profitability.



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                                       PAGE 31

QUARTERLY RESULTS MAY FLUCTUATE

The Company's results may fluctuate from quarter to quarter as a result of various factors such as differences in the number of billing days and/or holidays between quarters, the number of vacation days and sick days taken by the Company's employees in a particular quarter, and varying weather conditions. These and other factors can reduce revenues in a given quarter with a corresponding adverse impact on the Company's margins.

PROJECT RISKS

Because of the project based nature of the Company's work and the fact that many of the projects undertaken by the Company are large projects, there is a risk of a material adverse impact on operating results because of the unanticipated suspension or cancellation of a large project or the financial difficulties of a client. The suspension or cancellation of a project or the financial difficulties of a client could result in a drop in revenues, the need to reassign staff, a potential dispute with a client regarding monies owed for consulting work and expenses, and a lessening of TSC's reputation.

In addition, because many of the Company's projects are high profile, mission critical projects for major clients, a failure or inability to meet a client's expectations with respect to a major project undertaken by the Company could damage its reputation and affect its ability to attract new business. Third party products and services are integral to the success of certain Company projects. To the extent that third parties do not deliver effective products and services on a timely basis, the Company's project results could be negatively impacted. Although the Company attempts to limit this risk in its engagement arrangements with clients and maintains errors and omissions insurance, the failure of a project could also result in significant financial exposure to the Company.

COMPETITION

The systems consulting and implementation market comprises a large number of participants, is subject to rapid changes and is highly competitive. The Company competes with and faces potential competition from a number of companies that have significantly greater financial, technical and marketing resources and greater name recognition than the Company. The Company also competes with smaller service providers whose specific, more narrowly focused service offerings may be more attractive to potential clients than the Company's multi-dimensional approach. The Company's clients primarily consist of Fortune 1000 and other large corporations and there are an increasing number of professional services firms seeking systems consulting and implementation engagements from that client base. The Company believes that its ability to compete depends in part on a number of factors outside its control, including the ability of its competitors to hire, retain and motivate a significant number of senior project managers, the ownership by competitors of software used by potential clients, the development by others of software that is competitive with the Company's products and services, and the price at which others offer comparable services.

In addition, the Company's clients could develop or acquire in-house expertise in services similar to those provided by the Company, which would significantly reduce demand for the Company's services. No assurance can be given that the Company will be able to maintain its existing client




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                                       PAGE 32
base, maintain or increase the level of revenue generated by its existing clients or be able to attract new clients.

SUSCEPTIBILITY TO GENERAL ECONOMIC CONDITIONS

The Company's revenues and results of operations will be subject to fluctuations based on the general economic conditions of the United States as well as the foreign countries in which it operates. If there were to be a general economic downturn or a recession in the United States or the foreign countries in which it operates, then the Company expects that business enterprises would cut back their spending on, or reduce their budget for, IT services. In the event of such an economic downturn, there can be no assurance that the Company's business, operating results and financial condition would not be materially and adversely affected.

COST OVERRUNS

Although the Company's engagement contracts are generally on a time and materials basis, some of its contracts are on a "not-to-exceed" or fixed-price basis. The failure of the Company to complete a project to the client's satisfaction within the "not-to-exceed" or fixed fee exposes the Company to unrecoverable cost overruns, which could have a materially adverse effect on the Company's business, results of operations and financial condition.

INTELLECTUAL PROPERTY RIGHTS

A majority of the Company's customers have required the Company, as a condition to performing services for such customers, to grant to the customer all proprietary and intellectual property rights with respect to the work product resulting from the performance of such services, including the intellectual property rights to any custom software developed by the Company for such customer. Each such grant of proprietary and intellectual property rights would limit the Company's ability to reuse work product components and work product solutions with other customers. In a limited number of such situations, the Company has obtained, and in the future may attempt to obtain, ownership interest or a license from its customer to permit the Company to market custom software for the joint benefit of the customer and the Company. Such arrangements may be nonexclusive or exclusive, and licensors to the Company may retain the right to sell products and services that compete with those of the Company. There can be no assurance, however, that the Company will be able to negotiate licenses upon terms acceptable to the Company.

The Company also develops certain foundation and application software tools and products that are owned by the Company and licensed to its clients. The Company regards such software as proprietary and protects its rights in such software where appropriate with copyrights, trademarks, trade secret laws and contractual restrictions on disclosure and transferring title. To date, the Company has not filed any applications for the registration of patents or copyrights on any of its software, although the Company does presently hold certain registered trademarks for some of its software products. There can be no assurance that any such steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary rights or independent third party development of functionally equivalent products.



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                                       PAGE 33

In addition, the Company's success is dependent upon its specialized expertise and methodologies. To protect such proprietary information, the Company relies upon a combination of trade secret and common laws, employee nondisclosure policies and third party confidentiality agreements. However, there can be no assurance that any such steps taken by the Company in this regard will be adequate to deter misappropriation of its specialized expertise and methodologies.

Although the Company believes that its services and products do not infringe on the intellectual property rights of others, there can be no assurance that such a claim will not be asserted against the Company in the future.

RISKS OF CONDUCTING INTERNATIONAL OPERATIONS

The Company has been significantly increasing its international operations in recent years and expects to continue to do so in the future. Because the cost of doing business abroad is higher for U.S. businesses than the cost of doing business domestically, the Company could experience a decline in its operating margins as the significance of its international operations increases. International operations and the provision of services in foreign markets are subject to a number of special risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks, additional security concerns and risks of increases in duties, taxes and governmental royalties, as well as changes in laws and policies governing operations of foreign-based companies. In addition, the Company's continued success and future growth internationally will depend upon its ability to attract, develop and retain a sufficient number of highly skilled, motivated local professional employees in each of those foreign countries where it conducts operations. Competition for such local personnel qualified to deliver most of the Company's services is intense, and there can be no assurance that the Company will be able to recruit, develop and retain a sufficient number of highly skilled, motivated local professionals to compete successfully internationally.









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                                       PAGE 34

FIVE-YEAR FINANCIAL SUMMARY



Year Ended May 31                                 1997          1996           1995            1994            1993
(In thousands, except per share data)
---------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS
---------------------------------------------------------------------------------------------------------------------
Revenues:
   Professional fees                           $164,238       $ 97,004      $  65,704       $ 52,521        $62,030
   Software and hardware products                   850            595            113            636            445
                                               --------       --------      ---------       --------        -------
                                                165,088         97,599         65,817         53,157         62,475
                                               --------       --------      ---------       --------        -------
Costs and Expenses:
   Project personnel                             76,508         46,744         29,204         24,509         26,071
   Other project expenses                        23,374         13,010          8,991          5,137          6,083
   Cost of products sold                             54            476            110            618            557
   Nonrecurring manufacturing practice costs        --             --             --             --           9,222
   Nonrecurring other costs                         --             --             --             --             805
   Management and administrative support         32,074         22,605         18,501         22,297         11,761
   Goodwill amortization                            811            --             --             --             --
   Shareholder litigation settlement                --           2,345            --             --             --
   Company founders litigation settlement           --             944            --             --             --
   Former company executive settlements             --             --           1,590            --             --
   Incentive compensation                         9,394          6,611          4,651          3,738            969
                                               --------       --------      ---------       --------        -------
                                                142,215         92,735         63,047         56,299         55,468
                                               --------       --------      ---------       --------        -------

Operating Income (loss)                          22,873          4,864          2,770         (3,142)         7,007
                                               --------       --------      ---------       --------        -------

Other Income                                      2,104          1,904          1,930          2,331          1,958
                                               --------       --------      ---------       --------        -------

Income (Loss) Before Income Taxes                24,977          6,768          4,700           (811)         8,965

Income Tax Provision (Benefit)                    9,910          2,194          1,333           (846)         3,259
                                               --------       --------      ---------       --------        -------

Net Income                                     $ 15,067       $  4,574      $   3,367       $     35        $ 5,706
                                               --------       --------      ---------       --------        -------
                                               --------       --------      ---------       --------        -------

Earnings Per Common Share                      $   0.57       $   0.20      $    0.16       $   0.00        $  0.21
                                               --------       --------      ---------       --------        -------
                                               --------       --------      ---------       --------        -------

Weighted Average Number of
Common and Common Equivalent
Shares Outstanding                               26,579         24,213         24,169         23,287         28,901
                                               --------       --------      ---------       --------        -------
                                               --------       --------      ---------       --------        -------

FINANCIAL POSITION
-----------------------------------------------------------------------------------------------------------------------
Total assets                                   $133,866       $ 89,437      $  65,222       $ 69,340        $76,048
Fixed assets, net                              $  6,416       $  4,443      $   3,083       $  2,687        $ 3,001
Working capital                                $ 79,595       $ 41,176      $  24,349       $ 26,598        $41,603
Stockholders' equity                           $105,787       $ 70,029      $  51,726       $ 54,100        $68,049




---------------------
1993-1997 share data have been restated to reflect the three-for-two stock splits effective on July 30, 1996, and August 1, 1997, respectively.


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                                       PAGE 35

SELECTED INFORMATION ON TSC STOCK

The Company's Common Stock is listed on The Nasdaq Stock MarketSM under the symbol "TSCC." As of August 11, 1997, there were approximately 675 holders of record of the Company's Common Stock. The number of holders of Common Stock does not include beneficial owners of Common Stock whose shares are held in the name of banks, brokers, nominees or other fiduciaries.

The following table sets forth the range of high and low trade prices on The Nasdaq Stock MarketSM for the Company's Common Stock for each quarter in fiscal 1996 and fiscal 1997.

          Quarter Ended                           High            Low
          -------------                           ----            ---

       August 31, 1995                          $ 7.500        $ 4.055
       November 30, 1995                        $ 8.389        $ 6.555
       February 29, 1996                        $10.833        $ 7.278
       May 31, 1996                             $16.000        $10.222
       August 31, 1996                          $19.750        $12.583
       November 30, 1996                        $31.417        $18.667
       February 28, 1997                        $30.333        $19.750
       May 31, 1997                             $28.667        $14.250

On August 11, 1997, the last reported sale price on The Nasdaq Stock MarketSM for the Company's Common Stock was $25.00.

The market price for the Common Stock may be significantly affected by factors such as the announcement of new products or services by the Company or its competitors, technological innovation by the Company, its competitors or other vendors, quarterly variations in the Company's operating results or the operating results of the Company's competitors, general conditions in the Company's and its customers' markets, changes in the earnings estimates by analysts or reported results that vary materially from such estimates. In addition, the stock market has experienced significant price fluctuations that have particularly affected the market prices of equity securities of many high technology and emerging growth companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may materially and adversely affect the market price of the Company's Common Stock. Following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company and its officers and directors. Any such litigation against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, operating results and financial condition.


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                                       PAGE 36

In connection with the Company's pooling-of-interest combination with HRM Resources, Inc. on March 1, 1997, the Company issued 561,039 unregistered shares of Common Stock in reliance on Section 4(2) of the Securities Act of 1933. In connection with the acquisition and merger of Goalsetters, Inc. into TSC on September 30, 1996, the Company issued 6,427 unregistered shares of Common Stock in reliance on Section 4(2) of the Securities Act of 1933.

The Company has never paid dividends on its Common Stock and currently intends to retain all earnings, if any, for use in the expansion of its business and other corporate purposes. Therefore, the Company does not anticipate paying any dividends on its Common Stock in the foreseeable future. The declaration and payment of dividends by the Company are subject to the discretion of the Board of Directors.

All per share data have been adjusted to reflect the Company's three-for-two stock splits effected as a 50 percent stock dividend effective July 30, 1996, and August 1, 1997, respectively.


--------------------------------------------------------------------------------
                                     PAGE 37

OTHER INFORMATION

TRANSFER AGENT AND REGISTRAR

ChaseMellon Shareholder Services
East Hartford, CT


INDEPENDENT ACCOUNTANTS

Price Waterhouse LLP
Chicago, IL


STOCKHOLDER AND 10-K INFORMATION

Financial inquiries should be directed to Martin T. Johnson, Senior Vice President and Chief Financial Officer, Technology Solutions Company, 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601. Telephone (312) 228-4500. A complimentary copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission will be provided upon request.


ANNUAL MEETING

The annual stockholders meeting has been scheduled for October 9, 1997, in Chicago, Illinois, for stockholders of record on August 19, 1997.


--------------------------------------------------------------------------------

PROXY

                       TECHNOLOGY SOLUTIONS COMPANY

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 9, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Technology Solutions Company (the "Company") does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and does hereby constitute and appoint William H. Waltrip and John T. Kohler or either of them, with full power of substitution, to vote all shares of stock of the Company that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company to be held on October 9, 1997 at 10:00 a.m., Local Time, at the offices of Bank of America Illinois, 231 S. LaSalle Street, Chicago, Illinois, and at any adjournment thereof, as indicated on the reverse side.

                    (Please date and sign on reverse side)





-------------------------------------------------------------------------------
                           ^FOLD AND DETACH HERE^

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES LISTED IN PROPOSAL 1, AND FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP. PLEASE MARK BOX / / OR /X/.



1.   The election of Class III Directors:  INSTRUCTIONS: To withhold authority to vote   2.   Proposal to ratify the appointment of
                                           for any individual nominee, strike that            Price Waterhouse LLP as independent
      FOR all          WITHHOLD            nominee's name from the names listed below.        accountants for the Company for the
      nominees         AUTHORITY                                                              fiscal year ending May 31, 1998.
       listed      for all nominees        John R. Purcell and William H. Waltrip
                        listed                                                                     FOR     AGAINST     ABSTAIN
        /  /             /  /                                                                     /  /      /  /        /  /

3.   As such proxies may in their discretion determine upon such other             THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE
     matters as may properly come before the meeting.                              INSTRUCTIONS GIVEN AND, IN THE ABSENCE OF SUCH
                                                                                   INSTRUCTIONS, SHALL BE VOTED FOR THE NOMINEES
                                                                                   LISTED ABOVE AND IN FAVOR OF PROPOSALS 2 AND 3.
                                                                                   IF OTHER BUSINESS IS PRESENTED AT SAID MEETINGS.
                                                                                   THIS PROXY SHALL BE VOTED ON THOSE MATTERS IN
                                                                                   ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED
                                                                                   PROXIES.

                                                                                   You are urged to mark, sign, date and return
                                                                                   your proxy without delay in the return envelope
                                                                                   provided for that purpose, which requires no
                                                                                   postage if mailed in the United States.
                                                                        ------
                                                                              |    When signing the proxy, please take care to
                                                                              |    have the signature conform to the stockholder's
                                                                              |    name as it appears on this side of the proxy.
                                                                                   If shares are registered in the names of two
                                                                                   or more persons, each person should sign.
                                                                                   Executors, administrators, trustees and
                                                                                   guardians should so indicate when signing.
                                                                                   Corporations and partnerships should sign in
                                                                                   their full corporate or partnership names by
                                                                                   a duly authorized person.

                                                                                   Dated: __________________________________, 1997

                                                                                   _______________________________________________
                                                                                                       Signature

                                                                                   _______________________________________________
                                                                                                Signature if held jointly




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